Exhibit 1.4

IN THE HIGH COURT OF JUDICATURE, ANDHRA PRADESH
AT HYDERABAD
(ORDINARY ORIGINAL/CIVIL JURISDICTION)

FRIDAY, THE TWELFTH DAY OF JUNE
TWO THOUSAND AND NINE

PRESENT

THE HON’BLE SRI JUSTICE V.V.S.RAO

COMPANY PETITON NO. 20 of 2009
CONNECTED WITH
COMPANY APPLICATION NO. 158 OF 2009

IN THE MATTER OF THE COMPANIES ACT, 1956 (1 of 1956)
AND
IN THE MATTER OF SECTIONS 391 TO 394 OF THE COMPANIES ACT, 1956
AND
IN THE MATTER OF M/s. PERLECAN PHARMA PRIVATE LIMITED
WITH
IN THE MATTER OF M/s. DR. REDDY’S LABORATORIES LIMITED AND
THEIR RESPECTIVE SHAREHOLDERS

Between:
M/s. Perlecan Pharma Private Limited, a company incorporated under the Companies Act, 1956, and having its Registered Office at 7-1-27, Ameerpet, Hyderabad-16. rep. by its Director, Sri G.V. Prasad.
..... PETITIONER/TRANSFEROR COMPANY
Petition to sanction the Scheme of Amalgamation under Section 391 and 394 of the Companies Act, 1956, praying that this High Court may be pleased to

a)
That the scheme of amalgamation as approved by the shareholders of the petitioner company and the transferee company, a copy of which is filed hereto as Annexure-A5, be sanctioned and confirmed by this Hon’ble High Court so as to be binding on all the members, creditors and employees of the petitioner company and all concerned.

b)	For an order that the Petitioner / Transferor Company be dissolved without going through the process of winding up.

c)
For an order under section 394 of the Act that the petitioner company do within 30 days after the date of the orders, cause a certified copy to be delivered to the Registrar of Companies, A.P. Hyderabad for registration and on such certified copy being delivered or such date as this Hon’ble High Court may deem fit, the Registrar Companies, Andhra Pradesh, Hyderabad shall take all necessary consequential action in respect of the petitioner company and also dissolution of the transferor company without going through the process of winding up.

d)
That the parties of the scheme or other persons interested shall be at liberty to apply to this Hon’ble High Court for any direction that may be necessary in regard to the carrying out of the scheme of amalgamation.

This Petition coming on for orders upon reading the Judge’s Summons and the affidavit dated 20/3/2009 and filed by Sri. G.V. Prasad, Director of the Petitioner Company in support of this Petition and upon hearing the arguments of Sri. V.S. Raju, Advocate for the Petitioner Company, and the Official Liquidator and the Assistant Solicitor General appearing in the matter.
The Court made the following ORDER:
The above petition coming on for hearing on 12th June, 2009. Upon reading the said petition, the orders dated 12-03-2009 in Company Application No. 158 of 2009 dispensing with the convening of the meeting of the shareholders of the above named company for the purpose of considering and if thought fit approving with or without modification the scheme of amalgamation to be made between the transferor and the transferee company and also on going through the consents obtained from all the equity shareholders of the petitioner company filed before the Court by way of affidavits approving the scheme of amalgamation and upon hearing Sri V.S. Raju, Advocate for the petitioner and it is appearing from the affidavits of the shareholders that the proposed scheme of amalgamation has been approved/consented by all the shareholders of the petitioner’s company.
This Court noticed that the petition has been advertised in the newspapers namely “Business Standard” and “Andhra Bhoomi” (Hyderabad Editions) dated 9.4.2009 and noticed that no objections of any nature have been received for the proposed scheme of amalgamation from the public. The Official Liquidator filed report raising objection to the effect that an amount of Rs. 39,56,87,281/- is shown under deposit account of the transferor company as on 31.03.2008, but the same is shown as ‘nil’ as on 31.12.2008. Except this objection, no other objection is raised by the Official Liquidator, who is also of the opinion that the affairs of the Company have not been conducted in a manner prejudicial to the interest of the members or to the public interest.
In response to the objection raised by the Official Liquidator as above, the Director of the petitioner’s Company filed a notarized affidavit on 08.06.2009 stating that the amount of Rs. 39,56,87,281/- as on 31.03.2008 has been shown as deposit account of the transferor company, which was shown as ‘nil’ as on 31.12.2008 and that out of this amount, a sum of Rs. 37,94,43,129/- was given as ‘loans & advances’ to the holding company during the period from April, 2008 to December, 2008. A sum of Rs. 2,65,27,206/- which was shown as outstanding liability to the holding Company as on 31.03.2008 has been repaid during the period from April, 2008 to December, 2008, and that there are only current liabilities to the tune of Rs. 2,94,945/- as at 31.12.2008. This financial position has been reflected in the books of accounts of the Company as on 31.12.2008. A copy of the un-audited balance sheet as at 31.12.2008 is also annexed to the affidavit referred to herein. Therefore, the objection raised by the Official Liquidator has been properly explained.

2

The Regional Director (Southern Region), Chennai, Ministry of Company Affairs, Government of India, has filed an affidavit through Registrar of Companies raising the following objections. The authorized capital of the transferor company is sought to be clubbed with the authorized capital of transferee company, which would be against the provisions of the Companies Act, 1956, and would involve substantial loss to Central Government Revenue. This objection cannot be sustained.
In Re Kemira Laboratories Limited, Hyderabad1, Saboo Leasing Private Limited, In Re2, RKS Motors Private Limited, In Re3, Magnaquest Solutions Private Limited In Re4, this Court has taken a view that clubbing of authorized share capital of the transferor company with the authorized share capital of the transferee company can be permitted and there cannot be any objection by the Central Government. The decision of the Division Bench of Calcutta Areva T & D India Ltd. v Union of India5 is to the same effect.
In view of the said proposition of law, the objection of the Central Government is overruled and after considering the objections of Official Liquidator and Central Government as above and after considering the affidavit filed by the petitioner company to the reports filed by the Official Liquidator and the Central Government, this Court doth hereby sanction the scheme of amalgamation as set out in paragraph 14 of the petition herein (Annexure-A6) and doth hereby declare the same to be binding on all the shareholders and creditors of the above named company.
This Court also observes that Accounting Standard 14 issued by the Council of the Indian Institute of Chartered Accountants in India shall apply on such amalgamation.
That the parties to the scheme of amalgamation or other persons interested shall be at liberty to apply to this Court for any directions that may be necessary in regard to the working of the scheme of amalgamation and that the transferor company herein shall pay the costs

[1]	2007 (3) ALD 386 (DB)

[2]	(2003) 117 CC 728 AP

[3]	(2004) 60 CLA 309 (AP)

[4]	(2008) 3 CLJ 345 (AP)

[5]	(2008) 87 CLA 58 DB (Cal.)

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of the Official Liquidator and Central Government set at Rs. 3,000/- each which shall be paid to the counsel for the Official Liquidator and the Assistant Solicitor General and that the said Company do file with the Registrar of Companies a certified copy of this Order within 30 days from this date.
The Company Petition shall stand allowed accordingly.

// TRUE COPY //	SD/- A. SUVARNA JOINT REGISTRAR SECTION OFFICER

[SUPERINTENDENT, COPYIST DEPARTMENT, High Court of A. P., Hyderabad stamp]
To
1.	Sri. G.V. Prasad, Director, M/s. Perlecan Pharma Private Limited, Registered Office at 7-1-27, Ameerpet, Hyderabad-16.
2.	The Registrar of Companies, 3-5-398, C.P.W.D. Building, Kendriya Sadan Sultan Bazar, Koti, Hyderabad.
3.	The Official Liquidator, Kendriya Sadan, 3-5-398, C.P.W.D., Building, Sultan Bazar, Koti, Hyderabad.
4.	The Regional Director, Company Law Board, Southern Region, Chennai.
5.	Two C.D. Copies.
6.	Copy to the Assistant Solicitor General, High Court of A.P., Hyderabad. (OUT)
7.	One CC to Sri. V.S. Raju, Advocate (OPUC)
8.	Sri. M. Anil Kumar, Counsel for the Official Liquidator, High Court of A.P., Hyderabad, Official at 3-5-398, CPWD Building, Kendriya Sadan, Sulthan Bazar, Koti, Hyderabad.
PM

4

HIGH COURT
DATED: 12/06/2009
ORDER
CP.NO. 20 OF 2009

Allowing the Company Petition.

IN THE HIGH COURT OF JUDICATURE, ANDHRA PRADESH
AT HYDERABAD
(ORDINARY ORIGINAL/CIVIL JURISDICTION)

FRIDAY, THE TWELFTH DAY OF JUNE
TWO THOUSAND AND NINE

PRESENT

THE HON’BLE SRI JUSTICE V.V.S. RAO

COMPANY PETITON NO. 20 of 2009
CONNECTED WITH
COMPANY APPLICATION NO. 158 OF 2009

IN THE MATTER OF THE COMPANIES ACT, 1956 (1 of 1956)
AND
IN THE MATTER OF SECTIONS 391 TO 394 OF THE COMPANIES ACT, 1956
AND

IN THE MATTER OF M/s. PERLECAN PHARMA PRIVATE LIMITED WITH IN THE MATTER OF M/s. DR. REDDY’S LABORATORIES LIMITED AND THEIR RESPECTIVE SHAREHOLDERS
Between:
M/s. Perlecan Pharma Private Limited, a company incorporated under the Companies Act, 1956, and having its Registered Office at 7-1-27, Ameerpet, Hyderabad-16. rep. by its Director, Sri G.V. Prasad.
..... PETITIONER/TRANSFEROR COMPANY
Petition to sanction the Scheme of Amalgamation under Section 391 and 394 of the Companies Act, 1956, praying that this High Court may be pleased to
a)
That the scheme of amalgamation as approved by the shareholders of the petitioner company and the transferee company, a copy of which is filed hereto as Annexure-A5, be sanctioned and confirmed by this Hon’ble High Court so as to be binding on all the members, creditors and employees of the petitioner company and all concerned.

b)	For an order that the Petitioner / Transferor Company be dissolved without going through the process of winding up.
c)
For an order under section 394 of the Act that the petitioner company do within 30 days after the date of the orders, cause a certified copy to be delivered to the Registrar of Companies, A.P. Hyderabad for registration and on such certified copy being delivered or such date as this Hon’ble High Court may deem fit, the Registrar Companies, Andhra Pradesh, Hyderabad shall take all necessary consequential action in respect of the petitioner company and also dissolution of the transferor company without going through the process of winding up.

d)
That the parties of the scheme or other persons interested shall be at liberty to apply to this Hon’ble High Court for any direction that may be necessary in regard to the carrying out of the scheme of amalgamation.

This Petition coming on for orders upon reading the Judge’s Summons and the affidavit dated 20/3/2009 and filed by Sri. G.V. Prasad, Director of the Petitioner Company in support of this Petition and upon hearing the arguments of Sri. V.S. Raju, Advocate for the Petitioner Company, and the Official Liquidator and the Assistant Solicitor General appearing in the matter.

THE COURT DOTH ORDER AS FOLLOWS:-
1. That this Court doth hereby sanction the scheme of amalgamation and doth hereby declare the same to be binding on the transferor company and the transferee company. Viz., Perlecan Pharma Private Limited, with M/s. Dr. Reddy’s Laboratories Limited and their Respective Shareholders.
2. That all the property, rights and powers of the transferor company specified in the scheme of amalgamation annexed here to and all the other property rights and powers of transferor company be transferred without further act or deed to the transferee accompany and accordingly the same shall pursuant to section 394 (2) of the Companies Act 1956 be transferred to and vest in the transferee company for all estate and interest of the transferor company therein but subject nevertheless to all charges now affecting the same.
3. That all the liabilities and duties of the transferor company be transferred without further act or deed to the transferee company and accordingly the same shall pursuant to section 394(2) of the Companies Act, 1956 be transferred to and become the liabilities and duties of the transferee Company.
4. That all proceedings now pending by or against the transferor company be continued by or against the transferee company.
5. That the transferee Company do without further application allot to such members of the transferor Company as have not given such notice of dissent as is required by the Scheme the shares in the transferee company to which they are entitled under the said Scheme of amalgamation and.
6. That the transferor company do within 30 days from the date of this order cause a certified copy of this order to be delivered to the Registrar of Companies for registration and on such certified copy being so delivered the transferor company shall stand dissolved and the Registrar of Companies shall place all documents relating to the transferor company and registered with him on the file kept by him in relation to the transferee company and the files relation to the said two companies shall be consolidated Accordingly.
7. That Accounting standard 14 issued by the council of the Indian Institute of chartered Accountants in India shall apply on such amalgamation.
8. That any person interested shall be at liberty to apply to the Court in the above matter for any directions that may be necessary.
9. That the Transferor Company i.e. Petitioner Company herein be and hereby is directed to pay to the counsel for the Official Liquidator and the Assistant Solicitor General, Central Government set at Rs. 3,000/- each towards costs of this Petition.
Note: The Scheme of Amalgamation enclosed herewith.
MEMORANDUM OF COSTS
Petitioner’s (          ) Costs
The Petitioner Company herein do pay to the counsel for the Official Liquidator and the Solicitor General set of Rs. 3,000/- each i.e., Rs. 3,000X 2= Rs. 6,000/- toward costs Rs. 6,000/- (as fixed by the Court)

// TRUE COPY //	SD/- A. SUVARNA JOINT REGISTRAR SECTION OFFICER
To
1.	Sri. G.V. Prasad, Director, M/s. Perlecan Pharma Private Limited, Registered Office at 7-1-27, Ameerpet, Hyderabad-16.

[SUPERINTENDENT, COPYIST DEPARTMENT, High Court of A. P., Hyderabad stamp]

2.	The Registrar of Companies, 3-5-398, C.P.W.D. Building, Kendriya Sadan Sultan Bazar, Koti, Hyderabad.
3.	The Official Liquidator, Kendriya Sadan, 3-5-398, C.P.W.D., Building, Sultan Bazar, Koti, Hyderabad.
4.	The Regional Director, Company Law Board, Southern Region, Chennai.
5.	Two C.D. Copies.
PM

HIGH COURT
DATED: 12/06/2009
DECREE FOR SCHEME OF AMALGAMATION
CP. NO. 20 OF 2009

Allowing the Company Petition.

SCHEME OF AMALGAMATION OF PERLECAN PHARMA PRIVATE LIMITED WITH DR. REDDY’S LABORATORIES LIMITED AND THEIR RESPECTIVE SHAREHOLDERS
PREAMBLE
Dr. Reddy’s Laboratories Limited is a vertically integrated pharmaceutical company, engaged Inter alia in the business of drug discovery research and manufacturing and marketing of active pharmaceutical ingredients and pharmaceutical formulations since the year 1984. Dr. Reddy’s Laboratories Limited promoted Perlecan Pharma Private Limited in the year 2005, with the object of engaging in the business of research, development and commercialization of New Chemical Entities (“NCEs”).
Pursuant to an Investment Agreement on 27th September 2005 between Dr. Reddy’s Laboratories Limited and Venture capital investors, ICICI Venture Funds Management Company Limited (“ICICI Venture”) and Citigroup Venture Capital International Marutius Limited (“CVC”), ICICI Venture and CVC became Private Equity (“PE”) investors in Perlecan Pharma Private Limited. In terms of the said Investment agreement and an agreement between Dr. Reddy’s Laboratories Limited and Perlecan Pharma Private Limited, Dr. Reddy’s Laboratories Limited assigned 4 NCEs to Perlecan Pharma Private Limited. Perlecan Pharma Private Limited agreed to provide, as a Sponsor, all necessary authorizations and approvals to help Dr. Reddy’s Laboratories Limited in smooth conduct of the developmental efforts for the above assigned NCEs. Since inception, Parlecan Pharma Private Limited has funded the research activities of Dr. Reddy’s Laboratories Limited in respect of the above four assigned NCEs. However, due to global financial crisis and further due to associated risk with long term discovery projects, the PE partners opted to exit from the investment agreement and it was felt prudent for Dr. Reddy’s Laboratories Limited to acquire their shares in Perlecan Pharma Private Limited to claim back the rights associated with the NCEs and other related intangibles. As the purpose of the company formed for funding the Discovery projects no longer exists with Perlecan Pharma Private Limited becoming a 99.99% subsidiary of Dr. Reddy’s Laboratories Limited, it would be prudent and desirable to amalgamate Perlecan Pharma Private Limited with Dr. Reddy’s Laboratories Limited retrospectively with effect from 1st January 2006 to reflect the correct financial status of the company.
For PERLECAN PHARMA PRIVATE LIMITED

DIRECTOR

PART I — GENERAL
DEFINITIONS
In this Scheme, unless inconsistent with the subject or context, the following shall have the meanings as provided herein:
1.1	“Act” means the Companies Act, 1956 or any statutory modification or reenactment thereof.
1.2
“Appointed Date” means the date from which this Scheme shall become operative viz., 1st January 2006 or if the Boards of Directors of the Transferor Company and the Transferee Company require any other date prior or subsequent to 1st January 2006 and/or the High Court of Andhra Pradesh modifies the Appointed Date to such other date, then the same shall be the Appointed Date.

1.3	“Court” means the Hon’ble High Court of Andhra Pradesh or such other Court / Tribunal empowered to sanction the Scheme as per the provisions of the Act.
1.4
“Effective Date” means the date on which the certified copy of the order of the Court sanctioning this Scheme is filed with the Registrar of Companies by the Transferor Company and the Transferee Company.

1.5	“Scheme of Amalgamation” or “Scheme” or “The Scheme” or “This Scheme” means this Scheme of Amalgamation in its present form or with any modification(s) approved, imposed, or directed by the Court.
1.6	“Transferee Company” means Dr. Reddy’s Laboratories Limited, a company incorporated under the Companies Act, 1956, and having its registered office at 7-1-27, Ameerpet, Hyderabad — 500 016.
1.7
“Transferor Company” means Perlecan Pharma Private Limited, a company incorporated under the Companies Act, 1956 and having its registered office at 7-1-27, Ameerpet, Hyderabad — 500 016, Andhra Pradesh.

1.8
“Undertaking” shall mean and include the Whole of the undertaking of the Transferor Company, as a going concern, including their businesses, all secured and unsecured debts, liabilities, duties and obligations and all the assets,

For PERLECAN PHARMA PRIVATE LIMITED

DIRECTOR

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properties, rights, titles and benefits, whether movable or immovable real or personal, in possession or reversion, corporeal or Incorporeal, tangible or intangible and rights thereof, present or contingent and including by without being limited to land and building (whether owned, leased, licensed), all fixed and movable plant and machinery, vehicles, fixed assets, work in progress, current assets, investments, reserves, provisions, funds, licenses, registrations, copyrights, patents, trade names, trade marks and other rights and licenses in respect thereof, applications for copyrights, patents, trade names, trade marks, leases, licenses, tenancy rights, premises, ownership flats, hire purchase and lease arrangements, lending arrangements, benefits of security arrangements, computers, office equipment, telephones, telexes, facsimile connections, communication facilities, equipment and installations and utilities, electricity, water and other service connections, benefits of agreements, contracts and arrangements, powers, authorities, permits, allotments, approvals, consents, privileges, liberties, advantages, easements and all the right, title, interest, goodwill, benefit and advantage, deposits, reserves, provisions, advances, receivables, deposits, funds, cash, bank balances, accounts and all other rights, benefits of all agreements, subsidies, grants, tax credits (including but not limited to credits in respect of income tax, sales tax, value added tax, turnover tax, service tax, etc), Software Licence, Domain / Websites etc., in connection relating to the Transferor Company and other claims and powers, of whatsoever nature and where so ever situated belonging to or in the possession of or granted in favour of or enjoyed by the Transferor Company, as on the Appointed Date.
1.9
All terms and words not defined in this Scheme shall, unless repugnant or contrary to the context or meaning thereof, have the same meaning as ascribed to them under the Act and other applicable laws, rules, regulations and byelaws as the case may be, including any statutory modification or re-enactment thereof from time to time.

2.	SHARE CAPITAL
2.1
The Authorised Capital of the Transferor Company as on 31st March 2008 is Rs.200,000,000/- divided into 200,000,000 Equity Shares of Re. 1/- each. The issued, subscribed and paid-up capital of the Transferor Company as on 31st March 2008 is Rs.17,464,705/- divided into 17,464,705 Equity Shares of Re. 1/- each.

2.2	The Authorised Capital of the Transferee Company as on 31st March 2008 is Rs.100,00,00,000/- divided into 20,00,00,000 Equity Shares of Rs. 5/- each. The
For PERLECAN PHARMA PRIVATE LIMITED

DIRECTOR

3

issued share capital of the Transferee Company as on 31st March 2008 is Rs. 840,864,730/- divided into 168,172,946 Equity Shares of Rs. 5/- each. The subscribed and paid-up share capital of the Transferee Company as on 31st March 2008 is Rs. 840,864,730/- divided into 168,172,746 Equity Shares of Rs. 5/- each and 200 forfeited shares.
2.3	The Transferee Company holds 17,464,703 Equity Shares of the Transferor Company which amounts to 99.99% of the issued, Subscribed and Fully Paid-up Capital of the Transferor Company.
PART II — TRANSFER AND VESTlNG
3.	TRANSFER OF UNDERTAKING
3.1	The Undertaking shall be transferred to and vested in or be deemed to be transferred to and vested in the Transferee Company in the following manner:
(a)
With effect from the Appointed Date, the whole of the Undertaking of the Transferor Company comprising its business, all assets and liabilities of whatsoever nature and wheresoever situated, shall, under the provisions of Section 391 read with Section 394 and all other applicable provisions, if any, of the Act, without any further act or deed (save as provided in Sub-clauses (b), (c) and (d) below), be transferred to and vested in and/ or be deemed to be transferred to and vested in the Transferee Company as a going concern so as to become, as from the Appointed Date, the Undertaking of the Transferee Company and to vest in the Transferee Company all the rights, title, interest or obligations of the Transferor Company therein.

Provided that for the purpose of giving effect to the vesting order passed under Sections 391 to 394 in respect of this Scheme, the Transferee Company shall at any time pursuant to the orders on this Scheme be entitled to get the recordal of the change in the title and the appurtenant legal right(s) upon the vesting of such assets of the Transferor Company in accordance with the provisions of Sections 391 to 394 of the Act, at the office of the respective Registrar of Assurances or any other concerned authority, where any such property is situated.
(b)
All the movable assets including cash in hand, if any, of the Transferor Company, capable of passing by manual delivery or by endorsement and delivery, shall be so delivered or endorsed and delivered, as the case may be, to the Transferee Company. Such delivery shall be made on a date mutually agreed upon between the Board of Directors of the Transferor Company and the Transferee Company.

For PERLECAN PHARMA PRIVATE LIMITED

DIRECTOR

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(c)
In respect of movables other than those specified in sub-clause (b) [ILLEGIBLE] including sundry debtors, outstanding loans and advances, if any, recoverable in cash or in kind or for value to be received, bank balances and deposits, if any, with Government, Semi-Government, local and other authorities and bodies, customers and other persons, the following modus operandi for intimating third parties shall, to the extent possible, be followed:

(i)
The Transferee Company shall give notice in such form as it may deem fit and proper, to each person debtor, loanee or depositee as the case may be, that pursuant to the Court having sanctioned the Scheme, the said debts, loans, advances, bank balances or deposits be paid or made good or held on account of the Transferee Company as the person entitled thereto to the end and intent that the right of the Transferor Company to recover or realise the same stands extinguished and that appropriate entry should be passed in its books to record the aforesaid change;

(ii)
The Transferor Company shall also give notice in such form as they may deem fit and proper to each person debtor, loanee or depositee that pursuant to the Court having sanctioned the Scheme the said debt, loan, advance or deposit be paid or made good or held on account of the Transferee Company and that the right of the Transferor Company to recover or realise the same stands extinguished.

(d)
In relation to the assets, if any, belonging to the Transferor Company, which require separate documents of transfer, the Transferor Company and the Transferee Company will execute necessary documents, as and when required.

(e)
With effect from the Appointed Date, all debts, liabilities, contingent liabilities, duties and obligations of every kind, nature, description, whether or not provided for in the books of accounts and whether disclosed or undisclosed in the balance sheet of the Transferor Company shall also, under the provisions of Section 391 read with Section 394 of the Act, without any further act or deed, be transferred to or be deemed to be transferred to the Transferee Company so as to become as from the Appointed Date the debts, liabilities, contingent liabilities, duties and obligations of the Transferee Company and it shall not be necessary to obtain the consent of any third party or other person who is a party to any contract or arrangement by virtue of which such debts, liabilities, contingent liabilities, duties and obligations have arisen, in order to give effect to the provisions of this sub- clause.

For PERLECAN PHARMA PRIVATE LIMITED

DIRECTOR

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However, the Transferee Company may, at any time, after the coming into effect of this Scheme in accordance hereof, if so required, under any law or otherwise, execute deeds of confirmation in favour of the secured creditors of the Transferor Company or in favour of any other party to the contract or arrangement to which the Transferor Company is a party or any writing, as may be necessary, in order to give formal effect to the above provisions. The Transferee Company shall under the provisions of the Scheme be deemed to be authorised to execute any such writings on behalf of the Transferor Company as well as to implement and carry out all such formalities and compliances referred to above.
(f)
The transfer and vesting of the Undertaking of the Transferor Company as aforesaid shall be subject to the existing securities, charges and mortgages, if any subsisting, over or in respect of the property and assets or any part thereof of the Transferor Company.

Provided however that any reference in any security documents or arrangements (to which the Transferor Company is a party) pertaining to the assets of the Transferor Company offered, or agreed to be offered, as security for any financial assistance or obligations, shall be construed as reference only to the assets pertaining to the Undertaking of the Transferor Company as are vested in the Transferee Company by virtue of the aforesaid Clauses, to the end and intent that, such security, charge and mortgage shall not extend or be deemed to extend, to any of the other assets of the Transferor Company or any of the assets of the Transferee Company.
Provided further that the securities, charges and mortgages (if any subsisting) over and in respect of the assets or any part thereof of the Transferee Company shall continue with respect to such assets or part thereof and this Scheme shall not operate to enlarge such securities, charges or mortgages to the end and intent that such securities, charges and mortgages shall net extend or be deemed to extend, to any of the assets of the Transferor Company vested in the Transferee Company.
Provided always that this Scheme shall not operate to enlarge the security for any loan, deposit or facility created by the Transferor Company which shall vest in the Transferee Company by virtue of the amalgamation of the Transferor Company with the Transferee Company and the Transferee Company shall not be obliged to create any further or additional security therefore, after the amalgamation has become operative.
For PERLECAN PHARMA PRIVATE LIMITED

DIRECTOR

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(g)
In so far as the various incentives, subsidies, special status and other benefits of privileges enjoyed, granted by any Government body, local authority of by any other person and availed of by the Transferor Company are concerned, the same shall vest with, and be available to, the Transferee Company on the same terms and conditions.

(h)
Loans or other obligations, if any, due between or amongst the Transferor Company and the Transferee Company shall stand discharged and there shall be no liability in that behalf. In so far as any securities, debentures or notes issued by the Transferor Company, and held by the Transferee Company and vice versa are concerned, the same shall, unless sold or transferred by the Transferor Company or the Transferee Company, as the case may be, at any time prior to the Effective Date, stand cancelled as on the Effective Date, and shall have no effect and the Transferor Company or the Transferee Company, as the case may be, shall have no further obligation outstanding in that behalf.

(i)
The Transferor Company shall have taken all steps as may be necessary to ensure that vacant, lawful, peaceful and unencumbered possession, right, title, interest of its immovable property is given to the Transferee Company.

(j)
Where any of the liabilities and obligations/assets attributed to the Transferor Company on the “Appointed Date” has been discharged/sold by the Transferor Company after the “Appointed Date” and prior to the “Effective Date”, such discharge/sale shall be deemed to have been for and on behalf of the Transferee Company.

(k)
From the “Effective Date” and till such time that the names of the bank accounts of the Transferor Company are replaced with that of the Transferee Company, the Transferee Company shall be entitled to operate the bank accounts of the Transferor Company, in its name, in so far as may be necessary.

4.	LEGAL PROCEEDINGS
4.1
All suits, actions and proceedings of whatsoever nature by or against the Transferor Company on the Appointed Date shall be transferred to the name of the Transferee Company and the same shall be continued and enforced by or against the Transferee Company, to the exclusion of the Transferor Company.

4.2
If proceedings are taken against the Transferor Company, in respect of matters referred to above, it shall defend the same in accordance with the advice of, and at the cost of, the Transferee Company, as the case may be from Appointed Date till Effective Date, and the latter shall reimburse and indemnify the

For PERLECAN PHARMA PRIVATE LIMITED

DIRECTOR

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Transferor Company, against all liabilities and obligations incurred by the Transferor Company in respect thereof.
5.	CONTRACTS, DEEDS, BONDS AND OTHER INSTRUMENTS
5.1
Subject to the other provisions contained in the Scheme, all contracts, deeds, bonds, agreements and other instruments of whatsoever nature to which the Transferor Company is a party, subsisting or having effect immediately before this arrangement under this Scheme, shall be, in full force and effect, against or in favour of the Transferee Company, and may be enforced as fully and as effectively as if instead of the Transferor Company, the Transferee Company had been a party thereto. The Transferee Company shall enter into and / or issue and / or execute deeds, writings or confirmation or enter into any tripartite arrangement, confirmations or novations to which the Transferor Company will, if necessary, also be party in order to give formal effect to the provisions of this clause, if so required or become necessary.

5.2
As a consequence of the amalgamation of the Transferor Company with the Transferee Company in accordance with this Scheme, the recording of change in name from the Transferor Company to the Transferee Company, whether for the purposes of any licence, permit, approval or any other reason, or whether for the purposes of any transfer, registration, mutation or any other reason, shall be carried out by the concerned statutory or regulatory or any other authority without the requirement of payment of any transfer or registration fee or any other charge or imposition whatsoever.

5.3
The Transferee Company may, at any time, after the coming into the effect of this Scheme in accordance with the provisions hereof, if so required, under any law or otherwise, execute deeds of confirmation in favour of any party to any contract or arrangement to which the Transferor Company is a party or any writings, as may be necessary, to be executed in order to give formal effect to the above provisions. The Transferee Company shall under the provisions of the Scheme be deemed to be authorised to execute any such writings on behalf of the Transferor Company, implement or carry out all such formalities or compliances referred to above on the part of the Transferor Company, as the case may be, to be carried out or performed.

5.4	For the removal of doubts, it is expressly made clear that the dissolution of the Transferor Company without the process of winding up as contemplated
For PERLECAN PHARMA PRIVATE LIMITED

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hereinafter, shall not, except to the extent set out in the Scheme, affect the previous operation of any contract, agreement, deed or any instrument or beneficial interest to which the Transferor Company is a party thereto and shall not affect any right, privilege, obligations or liability, acquired, or deemed to be acquired prior to Appointed Date and all such references in such agreements, contracts and instruments to the Transferor Company shall be construed as reference only to the Transferee Company with effect from the Appointed Date.
6.	EMPLOYEES
6.1
There are no employees on the rolls of the Transferor Company as on date. In case the Transferor Company chooses to recruit any new employee(s) in future before the Scheme finally taking effect, such recruitment shall require prior written consent of the Transferee Company.

7.	SAVING OF CONCLUDED TRANSACTIONS
7.1
The transfer of Undertaking under Clause 3 above, the continuance of proceedings by or against the Transferee Company under Clause 4 above and the effectiveness of contracts and deeds under Clause 5 above shall not affect any transaction or proceedings or contracts or deeds already concluded by the Transferor Company on or before the Appointed Date and after the Appointed Date till the Effective Date, to the end and intent that the Transferee Company accepts and adopts all acts, deeds and things done and executed by the Transferor Company in respect thereto as done and executed on behalf of itself.

8.	CONDUCT OF BUSINESS OF THE TRANSFEROR COMPANY TILL EFFECTIVE DATE
With effect from the Appointed Date and up to and including the Effective Date:
8.1
The Transferor Company shall carry on, and be deemed to have been carrying on, all business activities and shall be deemed to have been held for and on account of, and in trust for, the Transferee Company.

8.2
All profits or income or income tax accruing or arising to the Transferor Company, or losses arising or expenditure incurred by them, on and from Appointed Date upto the Effective Date, subject to 11.7, shall for all purposes be

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treated as, and be deemed to be treated as, the profits or income or income tax or losses or expenditure, as the case may be, of the Transferee Company.
8.3
The Transferor Company shall carry on its business activities with proper prudence and diligence and shall not, without prior written consent of the Transferee Company, alienate, charge or otherwise deal with or dispose off any of the business undertaking or any part thereof (except in the ordinary course of business or pursuant to any pre-existing obligations undertaken by the Transferor Company prior to the Appointed Date).

8.4
The Transferee Company shall also be entitled, pending the sanction of the Scheme, to apply to the Central Government, State Government, and all other agencies, departments and statutory authorities concerned, wherever necessary, for such consents, approvals and sanctions which the Transferee Company may require including the registration, approvals, exemptions, reliefs, etc., as may be required / granted under any law for time being in force for carrying on business by the Transferee Company.

8.5	The Transferor Company shall not declare any dividend, between the Appointed Date and the Effective Date, without the prior written consent of the Board of Directors of the Transferee Company.
8.6
The Transferor Company shall not vary, except in the ordinary course of business, the terms and conditions of the employment of their employees without the consent of the Board of Directors of the Transferee Company.

9.	AUTHORISED SHARE CAPITAL
9.1
Upon the Scheme becoming fully effective, the authorised share capital of the Transferor Company shall stand combined with the authorised share capital of the Transferee Company. Filing fees and stamp duty, if any, paid by the Transferor Company on its authorised share capital, shall be deemed to have been so paid by the Transferee Company on the combined authorised Share capital and accordingly, the Transferee Company shall not be required to pay any fee/ stamp duty for its increased authorised share capital.

9.2
Clause V (a) of the Memorandum of Association of the Transferee Company shall, without any further act, instrument or deed, be and stand altered, modified and amended pursuant to Sections 94 and 394 and other applicable provisions of the Act by deleting the existing Clause and replacing it by the following:

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“The Authorised share capital of the Company is Rs. 120,00,00,000 (Rupees One Hundred Thirty Crores Only) divided into 24,00,00,000 Equity Shares of Rs. 5/- (Rupees Five only) each.”

9.3
The approval of this Scheme by the shareholders of the company under Sections 391 and 394 of the Act shall be deemed to have the approval under Sections 16, 94, 97 and other applicable provisions of the Act and any other consents and approvals required in this regard.

10.	CANCELLATION OF SHARES OF THE TRANSFEROR COMPANY

10.1
Upon this Scheme coming into effect, the Equity Shares of the Transferor Company held by the Transferee Company constituting 99.99% of the paid up equity share capital of the Transferor Company will stand cancelled and no shares or consideration shall be issued / paid by the Transferee Company for the same pursuant to the amalgamation of the Transferor Company with the Transferee Company.

10.2
In respect of 2 Equity Shares of the Transferor Company held by shareholders other than the Transferee Company, the Transferee Company will not allot any shares since only fractional shares will result from such allotment.

The Transferee Company shall, instead, pay cash to such shareholders of the Transferor Company in the ratio of Rs. 50.64 for every Equity Share of Re. 1/- each held by them in the Transferor Company, being the value at which shares held by them were earlier acquired by the Transferee Company based on Share Purchase Agreement dated 30th July 2008 entered into between Dr. Reddy’s Laboratories Limited and other shareholders of Perlecan Pharma Private Limited.

11.	ACCOUNTING TREATMENT

11.1
The Transferee Company shall, upon the Scheme coming into effect, record the assets and liabilities of the Transferor Company vested in it pursuant to this Scheme at the respective book values thereof and in the same form as appearing in the books of the Transferor Company at the close of business of the day immediately preceding the Appointed Date.

11.2
The Transferee Company shall record the Reserves of the Transferor Company in the same form and at the same values as they appear in the financial statements of the Transferor Company at the close of business of the day immediately preceding the Appointed Date. Balances in the Profit and Loss

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Account of the Transferor Company shall be similarly aggregated with the balances in Profit and Loss Account of the Transferee Company. Balances shown as Miscellaneous Expenditure (to the extent not written off or adjusted) in the balance sheet of the Transferor Company shall be similarly aggregated with balances of the Transferee Company.

11.3
The excess, if any, of the value of the assets over the value of the liabilities of the Transferor Company vested in the Transferee Company pursuant to this Scheme as recorded in the books of account of the Transferee Company shall, after adjusting the amounts recorded in terms of Clause 11.2 above, be credited to the Capital Reserve account in the books of the Transferee Company.

11.4
The deficit, if any, in the value of the assets over the value of the liabilities of the Transferor Company vested in the Transferee Company pursuant to this Scheme as recorded in the books of account of the Transferee Company shall, after adjusting the amounts recorded in terms of Clause 11.2 above, be debited to the Goodwill account in the books of the Transferee Company.

11.5
In case of any differences in accounting policy between the Transferor Company and the Transferee Company, the impact of the same till the amalgamation will be quantified and adjusted in the General Reserve of the Transferee Company to ensure that the financial statements of the Transferee Company reflect the financial position on the basis of consistent accounting policy.

11.6
To the extent there are inter-corporate loans or balances between the Transferor Company and the Transferee Company, the obligations in respect thereof shall come to an end and corresponding effect shall be given in the books of accounts and records of the Transferee Company for the reduction of any assets or liabilities, as the case may be.

11.7	All inter company transactions between transferor and transferee companies from the appointed date shall be regarded as intra company transactions.

12.	CONSEQUENTIAL MATTERS RELATING TO TAX

12.1
Upon the Scheme coming into effect, all taxes/ cess/ duties payable by or on behalf of the Transferor Company from the Appointed Date onwards including all or any refunds and claims, including refunds or claims pending with the revenue authorities and including the right of carry forward of accumulated losses, if any, shall, for all purposes, be treated as the tax/ cess/ duty, liabilities or refunds, claims and accumulated losses of the Transferee Company.

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12.2
Upon the Scheme becoming effective, the Transferee Company is expressly permitted to revise, if it becomes necessary, its Income Tax Returns, Sales tax returns, Excise & Cenvat returns, service tax returns, other tax returns, and to restore as input credit of service tax adjusted earlier or claim refunds/ credits, pursuant to the provisions of this Scheme.

The Transferee Company is also expressly permitted to claim refunds, credits, including restoration of input CENVAT credit, tax deductions in respect of nullifying of any transaction between or amongst the Transferor Company and the Transferee Company, as provided under clause 11.7 supra.

Provided further that upon the Scheme becoming effective, the Transferee Company is also expressly permitted to revise, if it becomes necessary, its income tax returns, applications filed with the Central Government and the prescribed authority in terms of Section 35 of the Income Tax Act, 1961, to obtain consequential certificates thereof and TDS Certificates, including TDS Certificates relating to transactions between or amongst the Transferor Company and the Transferee Company, and to claim refunds, advance tax and withholding tax credits, additional deduction under Section 35 of the Income Tax Act, 1961, benefit of carry forward of accumulated losses etc., pursuant to the provisions of this Scheme.

12.3
In accordance with the Cenvat Credit Rules framed under the Central Excise Act, 1944, as are prevalent on the Effective Date, the unutilized credits relating to excise duties paid on inputs/capital goods/ input services lying in the accounts of the undertaking of the Transferor Company shall be permitted to be transferred to the credit of the Transferee Company, as if all such unutilized credits were lying to the account of the Transferee Company. The Transferee Company shall accordingly be entitled to set off all such unutilized credits against the excise duty/ service tax payable by it.

PART III — GENERAL TERMS AND CONDITIONS
13.	APPLICATION TO COURT

13.1
The Transferor Company shall, with reasonable despatch, apply to the Court for necessary orders or directions for holding meetings of the members of the Transferor Company for sanctioning this Scheme of Amalgamation under Section 391 of the Act or for dispensing the holding of such meetings and orders under Section 394 of the Act, for carrying this Scheme into effect and for dissolution of the Transferor Company without winding up. The Transferee Company shall, if

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required by Court, apply to the Court for necessary orders or directions for holding meetings of the members of the Transferee Company for sanctioning this Scheme of Amalgamation under Section 391 of the Act or for dispensing the holding of such meetings and orders under Section 394 of the Act, for carrying this Scheme into effect.

14.	DISSOLUTION OF TRANSFEROR COMPANY

14.1
Subject to an order being made by the Court under Section 394 of the Act, the Transferor Company shall be dissolved without the process of winding up on the Scheme becoming effective in accordance with the provisions of the Act and the Rules made there under.

15.	MODIFICATIONS / AMENDMENTS TO THE SCHEME

15.1
The Transferor Company and the Transferee Company through their respective Board of Directors including Committee of Directors or other persons, duly authorised by the respective Boards in this regard, may make, or assent to, any alteration or modification to this Scheme or to any conditions or limitations, which the Court or any other Competent Authority may deem fit to direct, approve or impose and may give such directions including an order of dissolution of the Transferor Company without process of winding up as they may consider necessary, to settle any doubt, question or difficulty, arising under the scheme or in regard to its implementation or in any manner connected therewith and to do and to execute all such acts, deeds, matters and things necessary for putting this Scheme into effect, or to review the portion relating to the satisfaction of the conditions to this scheme and if necessary, to waive any of those (to the extent permitted under law) for bringing this scheme into effect.

15.2
If any part or provision of this Scheme hereof is invalid, ruled illegal or not maintainable by any Court of competent jurisdiction, or unenforceable under present or future laws, then it is the intention of the Parties that such part or provision, as the case may be, shall be severable from the remainder of the Scheme, and the Scheme shall not be affected thereby, unless the deletion of such part or provision, as the case may be, shall cause this Scheme to become materially adverse to any Party, in which case the Parties shall attempt to bring about a modification in the Scheme, including but not limited to recalling the resolution and consequent application/petition for amalgamation of the transferor company with the transferee company, as will best preserve for the Parties the benefits and obligations of the Scheme, including but not limited to such part or provision.

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16.	DATE OF TAKING EFFECT

16.1
The Scheme set out herein in its present form or with any modification(s) or amendment(s) approved, imposed or directed by the Court shall be effective from the Appointed Date but shall be operative from the Effective Date.

17.	SCHEME CONDITIONAL ON APPROVALS / SANCTIONS

This Scheme is conditional on and subject to –

17.1
The sanction or approval under any law of the Central Government, State Government, or any other agency, department or authorities concerned being obtained and granted in respect of any of the matters in respect of which such sanction or approval is required.

17.2
The Scheme being agreed to by the respective requisite majorities of the members of the Transferor and the Transferee Companies, if a meeting of Equity Shareholders of the said companies is convened by the Court, and the sanction of the Court being accorded to the Scheme.

17.3	The sanction by the Court under Sections 391 and 394 and other applicable provisions of the Act being obtained by the Transferor Company and the Transferee Company.

17.4	The filing with the Registrar of Companies of certified copies of the order sanctioning the Scheme by the Transferor Company and the Transferee Company.

18.	EFFECT OF NON-RECEIPT OF APPROVALS / SANCTIONS

18.1
In the event of the Scheme not being sanctioned by the Court and/or the order or orders not being passed as aforesaid before 31st December 2009 or within such further period or periods as may be agreed upon between the Transferor and Transferee Companies who are hereby empowered and authorised, to agree to and extend the aforesaid period from time to time without any limitations in exercise of their powers through and by their respective Board of Directors, the Scheme shall become fully null and void and in that event no rights and liabilities shall accrue to or be inter-se by the parties in terms of the Scheme.

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19.	EXPENSES CONNECTED WITH THE SCHEME

19.1
All costs, charges, levies, fees, duties and expenses of the Transferor Company and the Transferee Company respectively in relation to or in connection with negotiations leading up to the Scheme and of carrying out and completing the terms and provisions of this Scheme and in relation to or in connection with the Scheme shall be borne and paid by the Transferee Company.

* * *
For PERLECAN PHARMA PRIVATE LIMITED

DIRECTOR

[SUPERINTENDENT, COPYIST DEPARTMENT, High Court of A. P., Hyderabad stamp]

16

IN THE HIGH COURT OF JUDICATURE, ANDHRA PRADESH
AT HYDERABAD
(ORDINARY ORIGINAL/CIVIL JURISDICTION)
THURSDAY, THE TWELFTH DAY OF MARCH
TWO THOUSAND AND NINE
PRESENT
THE HON’BLE SRI JUSTICE NOOTY RAMAMOHANA RAO
COMPANY APPLICATION NO : 158 of 2009
IN THE MATTER OF THE COMPANIES ACT (1 of 1956)
AND
IN THE MATTER OF Sections 391 to 394 of the Companies Act, 1956
AND
In the matter of M/s. Perlecan Pharma Private Limited
With
In the matter of M/s. Dr. Reddy’s Laboratories Limited
AND
Their Respective Shareholders
Between:
M/s Perlecan Pharma Private Limited, a company incorporated under the Companies Act, 1956, and having its Registered Office at 7-1-27, Ameerpet, Hyderabad-16. rep. by its Director, Sri G.V.Prasad.
..... Applicant/Transferor Company
Application Under Section’s 391 and 394 of the Companies Act, 1956 R/w Rule 9 of Companies (Court) Rules, 1959 of the Original side Rules, praying that this High Court may be pleased to dispense with the convening of meeting of the shareholders of the Applicant Company, appointment of Chairperson.
This Application coming on for orders upon reading the Judge’s Summons and the affidavit dated 20/2/2009 and filed by Sri. G. V. Prasad, applicant in support of this Application and upon hearing the arguments of Sri. V. S. Raju, Advocate for the Applicant Company.
The Court made the following Order : -

THE HON’BLE SRI JUSTICE NOOTY RAMAMOHANA RAO
COMPANY APPLICATION No. 158 of 2009
ORDER:
This Application has been taken out by M/s Perlecan Pharma Private Limited, having its registered office at 7-1-27, Ameerpet, Hyderabad, under Sections 391 and 394 of the Companies Act, 1956, seeking to dispense with the convening of the meeting of the shareholders of the company, appointment of a Chair-person for convening such a meeting, for the purpose of considering the proposed scheme of amalgamation of the applicant company with its principal Dr. Reddy’s Laboratories Limited:
The applicant company is incorporated under the provisions of the Indian Companies Act, on 5th September 2005 with an authorized share capital of Rs. 20 crores divided into 20 crore equity shares of Re.1/- each. The issued, subscribed and paid up capital of the applicant company, as at 31st March 2008, is Rs. 1,74,64,705/- divided into 1,74,64,705 equity shares of Re.1/- each.
There are only three shareholders. One is Dr. Reddy’s Laboratories Limited, which is holding 1,74,64,703 shares. The remaining two shares are held by The Citigroup Venture Capital International Mauritius Limited and India Advantage Fund, represented by ICICI Venture Funds Management Company, each. On behalf of Dr. Reddy’s Laboratories Limited, its Senior Director-cum-Company Secretary has executed an affidavit, enclosing thereto the resolution passed by the Board of Directors of the said

C.A.No. 158 of 2009
NRR,J
company, which met on 23rd October 2008 and accorded the necessary approval and consent for the scheme of amalgamation of the applicant company with Dr. Reddy’s Laboratories Limited. Similarly, on behalf of ICICI Venture Funds Management Company and The Citigroup Venture Capital International Mauritius Limited, two separate affidavits have been executed by the Senior Vice-President and Director of those two companies respectively setting out that they have no objection for consideration of the scheme of amalgamation. The National Stock Exchange and the Bombay Stock Exchange have also given their consent and no objection for considering the scheme of amalgamation. The Board of Directors of the applicant company met on 23rd October 2008 and passed the necessary resolution for consideration of the scheme. There are no secured or unsecured creditors of the applicant company, as certified by A. Ramachandra Rao & Company, Chartered Accountants.
The main objective and purpose for which the meeting of the members/shareholders and the creditors of the company is required to be convened is to ascertain the views of three-fourths of the members, who are present and voting at the time of consideration of any scheme of amalgamation. Therefore, since the objective has already been accomplished, no useful purpose will be served by convening the meeting of the members/shareholders of the company and consequently, the question of appointing a Chair-person for convening such a meeting, does not arise. Since

2

C.A.No. 158 of 2009
NRR,J
there are no secured or unsecured creditors, the question of convening such a meeting, does not arise.
Hence, Company Application No. 158 of 2009 is allowed, subject to the condition that the applicant company contributes a sum of Rs. 10,000/- (Rupees Ten Thousand only) to the Andhra Pradesh State Legal Aid Services Authority.
The applicant company is permitted and authorized to move an Application seeking sanction of the proposed scheme of amalgamation.
Note : — The Conditional Order dated 12/3/2009
in C.A.No.158 of 2009, has been complied with
vide USR No.530, dated 31/03/2009.

Sd/-S. VARALAKSHMI
JOINT REGISTRAR
// TRUE COPY //
SECTION OFFICER
To
1.	Sri.G.V.Prasad, Director, M/s Perlecan Pharma Private Limited, a company incorporated under the Companies Act, 1956, and having its Registered Office at 7-1-27, Ameerpet, Hyderabad-16.

2.	Two C.D. Copies.

3.	One CC to Sri. V. S. Raju, Advocate (OPUC)

4.	The Secretary A.P., State Legal Services Committee, High Court of A.P., Hyderabad.
SA

3

Exhibit 1.4

फार्म आई. आर

Form I.R.

निगमन का प्रमाण-पत्र

CERTIFICATE OF INCORPORATION

सं..का सं..

No..............................4507.....of 19.83-84..............................

मैं एतद्द्वारा प्रमाणित करता हूं कि आज..

....

....

कम्पनी अधिनियम, 1956 (1956 का 1) के अधीन निगमित की गई है और यह कम्पनी परिसीमित है।

I hereby certify that ..Dr...REDDYS'...LABORATORIES PRIVATE LIMITED

....

....

is this day incorporated under the Companies Act, 1956 (No.1 of 1956) and that the Company is limited.

मेरे हस्ताक्षर से आज ता..को दिया गया।

Given under my hand at ....HYDERABAD...... this.......... 24th ....

day of........February.........One thousand nine hundred and.......Eighty Four

(5th Phalguna 1905 Saka)

REGISTRAR OF COMPANIES * ANDHRA PRADESH *

(V.S. RAJU) 24/2/84

कम्पनियों का रजिस्ट्रार

Registrar of Companies

Andhra Pradesh.

जे.एस.सी.–1

J.S.C-1.

COMPANY NO. 4507

FRESH CERTIFICATE OF INCORPORATION CONSEQUENT ON CHANGE OF NAME

IN THE MATTER OF Dr. Reddy's Laboratories Private Limited

I hereby certify that Dr. Reddy's Laboratories Private Limited which was originally incorporated on 24th day of February, 1984 under the Companies Act, 1956 and under the name Dr. Reddy's Laboratories Private Limited having duly passed the necessary special resolution on 2nd day of November, 1985 in terms of Section 21 of the Companies Act, 1956 that the name of the said company is this day changed to Dr. Reddy's Laboratories Limited and this Certificate is issued pursuant to Section 23(1) of the said Act.

Given under my hand at Hyderabad this 6th day of December (One thousand nine hundred & eighty five) (15th Agrahayana 1907 Saka)

REGISTRAR OF COMPANIES * ANDHRA PRADESH *

(S.P. TAYAL) 6.12.85
REGISTRAR OF COMPANIES
ANDHRA PRADESH

UNDER THE COMPANIES ACT 1956

(1 OF 1956)

COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

OF

Dr. REDDY’S LABORATORIES LIMITED
I.	The name of the Company is “Dr. REDDY’S LABORATORIES LIMITED”.

II.	The Registered Office of the Company will be situated in the State of Andhra Pradesh.

III.	The Objects for which the Company is established are the following.

(A)	The Main objects to be pursued by the Company on its incorporation are:
1.	To carry on the business of manufacture, sell, deal, export and import in all types of Chemicals, Drugs, Pharmaceuticals, Pesticides and Dyestuffs and other intermediaries.
2.	To carry on the research and developmental activities to develop new products and substitute for imported products and to develop and maintain testing house and laboratory for own use and for others.
3.	To carry on the business of Consulting Engineers in chemical, Pharmaceutical and Dyestuff Industries.
4.	To carry on the business of Manufacturer, Exporter, Importer, Whole Sale and Retails Sellers, Dealers in and to do Research and Development in Dermocosmetic products and its intermediates.
5.
To carry on and undertake the business of investing its funds in equity and preference shares, stocks, bonds debentures (convertible and non-convertible) of new projects and securities of all kinds and every description of well established and sound companies, to subscribe to capital issues of joint stock companies, ventures, industries, units, trading concerns whether old or new as the company may think fit and to assist them by granting financial accommodation by way of loans/advances to industrial concerns and to assist Industrial enterprises in creation, expansion and modernisation upon terms whatsoever and to act as finance brokers, merchants and commission agents and to deal in Govt. securities including Govt. bonds, loans, National savings certificates, post office, saving schemes, units of investments, etc., including units of Unit Trust of India.

6.
To promote industrial finance, deposit or lend money, securities and properties to or with any company body corporate, firm, person or association whether falling under the same management or otherwise, in accordance with and to the extent permissible under the provisions contained in Sections 370 & 372 of the Companies Act, 1956, with or without security and on such terms as may be determined from time to time. However, the Company shall not carry on the business of Banking as defined under the Banking Regulation Act, 1949; and to carry on and undertake the business of finance, investment and trading, hire purchase, leasing and to finance lease operations of all kinds, purchasing, selling, hiring or letting on hire of all kinds of plant and machinery and equipment that the Company may think fit and to assist in financing operations of all and every kind of description of hire purchase or deferred payment or similar transactions and to subsidise finance or assist in subsidising or financing the sale and maintenance of any goods, articles, or commodities of all and every kind of description upon any terms whatsoever and to purchase or otherwise deal in all forms of immovable and movable property including lands and buildings, plant and machinery,. Equipment, ships, aircraft, automobiles computers and all consumer, commercial and industrial items and to lease or otherwise deal with them in any manner whatsoever including release thereof regardless of whether the property purchase and lease be new and/or used.

7.
To provide a package of investment/merchant banking services by acting as managers to Public Issue Securities, by underwriting Securities, act as Issue House and to carry on the business of Registrars to investment schemes, Money Managers to secure and extend market support by conducting surveys, collecting data, information and reports and to act as general traders and agents, to carry on the agency business and warehousing indenting and dealership of business.

8.
To carry on the business of manufacturing, buying, selling, importing, exporting of and generally dealing in all types of surgical, medical, dental and scientific equipment, instruments and accessories, and diagnostic kits and Re-agents diagnostic equipments, healthcare aids and accessories, healthcare products and instruments and to carry on research and development of healthcare including diagnostic systems.

9.
To establish, run and maintain hospitals, diagnostic centers, nursing homes, mobile medical service centers and any medical and healthcare institutions and to promote research and development in these areas.

10.
To carry on the business as exporters and dealers in all kinds of electronic and electrical equipments, devices, and components including computers, video terminals, computer peripherals, data processing systems, export systems, uninterruptible power supply systems medical equipments and all kinds of electronic assemblies, sub-assemblies and components; telecommunication equipments devices and accessories used in communication; all types of office equipments including photocopiers, airconditioners, water and aircoolers, fire and burglar alarms accounting machines, cash registers and electronic point of sales systems and domestic appliances like radios televisions, refrigerators; heaters, cooking range etc., and to develop systems software and provide consultancy, maintenance and service support and to promote research and development in all the above fields.

(B)	The Objects incidental or ancillary to the attainment of the above main objects are:
1.	To amalgamate or enter into partnership or profit sharing arrangement with and to co-operate in a way with or assist or take over or subsides any company, firm or person.
2.
To enter into agreement and contracts with any individuals, firms, companies, or other organisation for technical, financial or any other assistance for carrying out all or any of the objects of the Company.

3.
To establish and maintain any agencies in India or any part of the world for the conduct of the business of the Company or for the sale of any materials or things for the time being at the disposal of the Company for sale.

4.
To advertise and about means of making known or promoting the use of all or any of the manufacturers products or goods of the company or any articles, or goods traded or dealt in by the Company any way as may be expedient including the posting of bills in relation thereto, and the issue of circulars, books, pamphlets and price lists and the conducting of competitions, exhibitions and giving of prizes, rewards and donations.

5.
To apply for purchase or otherwise acquire and protect, prolong and renew trade marks, trade names, designs, secret processes, patent rights, “BREVETS D INVENTION” licenses, protections and concessions which may appears likely to be advantageous or useful to the Company and to spend money in experimenting and testing and improving or seeking to improve any patents, inventions or rights which the company may acquire or propose to acquire or develop.

6.
To enter into any arrangement for sharing profits, union of interest co-operations, joint venture, reciprocal concession or otherwise with any person, firm or company carrying on or engaged in, or about to carry on or engage in any business of or transaction which this Company is authorised to carry on or engage in or any business or undertaking or transaction which may seem capable of being carried on or conducted so as directly or indirectly to benefit the company and to lend money, to guarantee the contracts or otherwise, assist, any person, firm or company and to takeover or otherwise acquire and holds shares or securities of any such person, firm or company and to sell, hold, reissue with or without guarantee or otherwise deal with the same.

7.
To enter into any arrangement with Government or State, Authority, Municipal, Local or otherwise that may seem conducive to the Company’s objects or any of them and to obtain from any such Government or State or Authority, any rights, privileges and concessions which may seem conducive to the Company’s objects or any of them.

8.	To undertake and carry on any business, transaction or operation commonly undertaken or carried on by promoters of companies, Concessionaires, contractors for public and other works or merchants.
9.
To purchase or otherwise acquire and undertake the whole or any part of the business, property rights, and liabilities of any person, firm or company, carrying on any business, which this company is authorised to carry on or possessed of property or rights, suitable for any of the purposes of the Company, and to purchase, acquire, apply for, hold, sell shares, stock, debentures or debenture stock of any such person, firm or company, and to conduct, make or carry into effect any arrangement in regard to the winding up of the business of any such person, firm or company.

10.
To construct, acquire, establish, provide, maintain and administer, factories, estates, buildings, water reservoirs, sheds, pumping installations, generating installations, pipelines, garages, storage and accommodation of descriptions in connection with the business of the Company.

11.
To apply, for tender purchase or otherwise acquire any contracts and concessions for or in relation to the constructions, erection, carrying out equipment, improvement, management, administration or control of works and conveniences and undertake, execute, carryout, dispose of or otherwise turn to account the same.

12.
To buy, lessor otherwise acquire lands, buildings, and other immovable property and to sell, lease, mortgage or hypothecate or otherwise dispose of all or any of the property and assets of the company on such terms, and conditions as the company may think fit.

13.	To amalgamate with any company or companies having objects altogether or in part similar to those of this Company.
14.
To pay all costs, charges and expenses of and incidental to the promotion and formation, registration and establishment of the Company and issue of its capital including any underwriting or other commission, brokers fee and charges in connection therewith including costs, expenses of negotiations and contracts and arrangements made prior to and in anticipation of the formation and incorporation of the Company.

15.
To remunerate or make donations to (by cash or other assets, or by the allotment of fully or partly paid shares, or by a call or option on shares, debentures debenture stock or securities of this or any other company, or in any other manner) whether out of the company’s capital, profits or otherwise to any person of firm or company for services rendered or to rendered in introducing any property or business to the Company or placing or assisting to place or guaranteeing the subscription or any shares, debentures, debenture or other securities of the company or for any other reasons which the company may think proper.

16.	To undertake and execute any trusts, the undertaking whereof may seem desirable either gratuitously or otherwise.
17.
Subject to the Banking Regulation Act, 1949, to draw, make issue, accept and to endorse, discount and negotiate promissory notes, hundies, bills of exchange, bills of landing, delivery orders, warrants, warehouse keepers, certificates and other negotiable or commercial mercantile instruments connected with the business of the company.

18.	To open accounts or accounts with individuals firm or company or with any bank or banks and to pay into and to withdraw moneys from such account or accounts.
19.
Subject to the provisions of the companies Act, 1956, to invest, apply for acquiring or otherwise employ moneys belonging to, entrusted to or at the disposal of the Company upon securities and shares or without security upon such terms as may be thought proper, and from time to time to vary such transactions in such manner as the company may think fit.

20.
To lend or deposit moneys belonging to or entrusted to or at the disposal of the Company to such person or company and in particular to customers and others having dealings with the Company with or without security, upon terms as may be thought proper and to guarantee the performance of contracts by such person or company, but not to do the business of banking as defined in the Banking Regulation Act, 1949.

21.	To make advances upon for the purchase of materials, goods, machinery, stores and other articles required for the purpose of the Company.
22.
Subject to the provisions of Section 58A of the Companies Act, 1956, to borrow or raise money with or without security or to receive money on deposit at interest, or otherwise, in such manner as the company may think fit and in particular by the issue of debentures or debentures stock perpetual or otherwise, including debentures or debenture stock convertible into shares of this or any other company and in security of any such money so borrowed, raised or received to mortgage, pledge or charge the whole or any part of the property, assets or revenue of the company present or future including its uncalled capital and to purchase, redeem or pay off any securities.

23.
Subject to the provisions of the Companies Act, 1956, to sell, mortgage, assign or lease and in any other manner, deal with or dispose of the undertakings or property of the Company or any part thereof, whether movable or immovable for such consideration as the company may think fit, and in particular for shares, debentures and other securities of any other company having objects altogether or in part similar to those of the Company.

24.	To improve, manage, work, develop, alter, exchange, lease, mortgage, turn to account, abandon or otherwise deal with all or any part of the property, rights and concessions of the Company.
25.
To employ workers or employees and to provide for welfare of the employees or ex-employees of the Company and their wives, widows, familier, or the dependents or connections of such person by building of houses, dwelling or by grants of money, pensions, gratuity, bonus, payment towards insurance or other payment, or by creating from time to time, subscribing and contributing towards place instruction or recreation, hospital and dispensaries, medical and other attendance and other assistance as the company shall think fit.

26.
Subject to the provisions of the companies Act, 1956, and the constitution of India, to subscribe or contribute or otherwise to assist to guarantee money to charitable, benevolent, religious, scientific, national or other institutions or objects or for any exhibition or for any public general useful objects.

27.	To distribute any of the property of the company amongst the members in species or kind upon the winding up of the company.

28.	To acquire and run any industrial concern, factory or mills as the Company may deem fit to attain the main objects.
29.	To do all such other things as are incidental to, or conducive to the attainment, of the above main objective or any of them.

C.	OTHER OBJECTS:
1.	To carry on the business of Distributors, Dealers, Wholesalers, Retailers, Commission Agents, Manufacturers, Representatives for all types of products.
2.	To carry on the business of professionals for all types of services.
3.	To carry on the business of design, engineering and execution and implementation of various types of projects on contract or turnkey basis and to acquire the designing or technical know-how.
4.
To cultivate, grow, produce or deal in any vegetable products and to carry on the business of farmers, dairy man, milk contractors, dairy farmers, millers, surveyors and vendors of milk cream, cheese, butter and poultry and provision of all kinds, growers of and dealers in corn, lay and straw, seeds men and nursery men and to buy, sell and trade in any goods usually traded and of the above business or other business associated with the farming interest which may be advantageously carried on by the company.

5.	To carry on the business of manufacturers, fabricators, erectors, dealers of in all types of chemical equipment, pumps, valves, storage tanks etc. required by the chemical and pharmaceutical industry.
6.	To purchase plant, machinery, tools and implements from time to time and he selling or disposing of the same.
7.
To transact or carry on all kinds of agency business and in particular, in relation to the investment of money, the sale of property and collection and receipt of money, or otherwise of any assets, funds and business under any agreement.

8.
To carry on and undertake the business of investing its funds in equity and preference shares, stocks, bonds, debentures (convertible and non-convertible) of new projects and securities of all kinds and every description of well established and sound companies, to subscribe to capital issues of joint stock companies, ventures, industries, units, trading concerns whether old or new as the company my think fit and to assist them by granting financial accommodation by way of loans/advances to industrial concerns and to assist industrial enterprises in creation, expansion and modernization upon terms whatsoever and to act as finance brokers, merchants and commission agents and to deal in Govt. Securities including Govt. bonds, loans, National savings certificates, post office saving schemes, units of investments etc., including units of Unit Trust of India.

9.
To promote industrial finance, deposit or lend money, securities and properties to or with any company, body corporate, firm person or association whether falling under the same management otherwise, in accordance with and to the extent permissible under the provisions contained in Section 370&372 of the, Companies Act, 1956, with or without security and on such terms as may be determined from time to time. However, the company shall not carry on the business of Banking as defined under the Banking Regulation Act. 1949; and to carry on and undertake the business of finance, investment and trading, hire purchase, leasing and to finance lease operations of all kinds, purchasing, selling, hiring or letting on hire of all kinds of plant and machinery and equipment that the Company may think fit and to assist in financing operations of all and every kind of description of hire purchase or deferred payment or similar transactions and to subsidies finance or assist in subsidising or financing the sale and maintenance of any goods, articles or commodities of all and every kind of description upon any terms whatsoever and to purchase or otherwise deal in all forms of immovable and movable property, including lands and buildings, plant and machinery, equipment, ships, aircraft, automobiles computers and all consumer, commercial and industrial items and to lease or otherwise deal with them in any manner whatsoever including release there of regardless of whether the property purchased and leased be now and /or used.

10.
To provide a package of investment/merchant banking services by acting as manages to public issue securities, by underwriting securities, act as Issue House and to carry on the business of registrars to investment schemes, Money managers to secure and extend market support by conducting surveys, collecting data, information and reports and to act as general traders and agents, to carry on the agency business and warehousing indenting and dealership of business.

IV.	The liability of the members of the company is limited.

V.	a.	The authorised share capital of the company is Rs. 120,00,00,000/- (Rs. One Hundred and Twenty Crores Only) divided into 24,00,00,000 equity shares of Rs. 5/- (Rs. Five only) each.
b.
The company has power from time to issue shares, Hybrids, Derivatives, Options, Quasi-equity instruments, with differential rights, or to increase, consolidate, sub-divide, exchange, reduce and also to purchase any of its shares whether or not redeemable and to make payments out of its capital in respect of such purchase or otherwise alter its share capital as equity or non voting equity shares or preference shares and to attach to any classes of such shares preferences, rights, privileges or priorities in payment of dividends or distribution of assets or otherwise, over any other shares and to subject the same to any restriction, limitation or condition and to vary the regulation of the company, as for apportioning the right to participate in profits in any manner subject to the provision of the Act and consent of the appropriate authorities if required, being obtained before doing so.

We the several persons whose names, addresses and description are subscribed hereto are desirous of being formed into a company in pursuance of the Memorandum of Association and we respectively agree to take the number of shares in the Capital of the Company set opposite to our respective names.

		No. of equity	Name, address, description
	Name, Addresses, Descriptions and	Shares taken by	occupation and signature of
S. No.	occupations of the subscribers	subscriber	witness.
1.	Dr. KALLAM ANJI REDDY	10 (Ten only)
S/o. Venkata Reddy
6/3/347/6, Dwarakapuri Colony,
Hyderabad — 500 004.

Occ: Industrialist

2.	KALLAM SAMRAJYAM	10 (Ten only)	G.S.S. SRINIVAS
	W/o. Anji Reddy		Chartered Accountant
	6/3/347/6, Dwarakapuri Colony,		S/o. Sri. G. Balakrishna Rao
	Hyderabad — 500 004.		5-2-422, Hyderbasti, R.P Road,
Secunderabad.

Occ: Housewife
Place: Hyderabad
Date: 4th February 1984.

UNDER THE COMPANIES ACT, 1956

(1 OF 1956)

COMPANY LIMITED BY SHARES
ARTICLES OF ASSOCIATION
OF
Dr. REDDY’S LABORATORIES LIMITED
PRELIMINARY

1.	Table ‘A’ not to apply
The regulations contained in Table A’ in the first schedule of the companies Act, 1956, shall not apply to the company, but the regulations for the management of the company and for the observance for the Members thereof and their representatives shall subject to any exercise of the statutory powers of the company, with reference to the repeal or alternation of, or addition to, its regulations by special resolution, as prescribed by the said companies Act, 1956, be such as are contained in these Articles.

2.	Interpretation	Unless the context otherwise requires words or expressions contained in these Articles shall bear the same meaning as in the Act or any statutory modification thereof.

The marginal notes hereto shall not effect the construction hereof and unless there be something in the subject or context inconsistent therewith in these Articles.

“The Act” means the companies Act, 1956 as amended from time to time.

“The Article” means these Articles of Association as originally registered or as may from time to time be altered.

“The Company” means Dr. REDDY’S LABORATORIES LIMITED.

“The Directors” means the Board of Directors of the Company for the time being.

“The Board of Directors” or “the Board” means the Board of Directors for the time being of the Company.

“The Managing Director” means the Managing Director appointed as such for the time being of the company.

“Month” means calendar month.

“Proxy” means an instrument under which any person is authorised to vote for a member at a general meeting on a poll and includes Attorney duly constituted under a Power of Attorney.

“The Office” means the Registered Office of the Company for the time being. “The Registrar” means the Register of Members to be kept pursuant to Section 150 of the Act.

“The Registrar” means the Registrar of Companies, Andhra Pradesh, Hyderabad.

“The Secretary” means the duly qualified Secretary appointed as such for the time being of the Company pursuant to Section 383 A of the Act.

“Seal” means the common seal for the time being of the Company.

“In Writing” and “Written” shall include printing, lithography and other modes of representing or reproducing words in a visible form. Words importing the singular number only include the plural number and vice-versa. Words importing the masculine gender only include the feminine gender. Words importing persons include corporations.

CAPITAL AND SHARES

3.		a.	The Authorised share capital of the company shall be as stated in Clause V of the memorandum of Association of the Company.

	Allotment of Shares	b.
Subject to the provisions of these Articles and of section 81 of the Act, shares shall be under the control of the Directors who may allot or otherwise dispose of the same to such persons on such terms and conditions as the Directors think fit.

	Power to increase capital	c.	The company in General Meeting may, from time to time increase the capital by the creation of new shares of such amount as may be deemed expedient.

d.
The company may from time to time allocate funds from its Free Reserves or Share Premium account or any other means of finance or issue debt instruments for raising funds for buy-back of its shares and the same is not to be considered as reduction of Capital. The Company may also exchange voting shares for non- voting shares or for any other securities.

	Sub-Division of Shares	e.
Sub-divide its shares or any of them into shares of smaller amount than is fixed by the memorandum, so however, that in the sub-division the proportion between the amount paid and the amount, if any, un paid on each reduced shares shall be the same as it was in the case of the shares from which the reduced shares is derived;

	Cancellation of shares	f.
The shares which, at the date of the passing of the resolution in that behalf, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled provided however the cancellation of shares in pursuance of the exercise of this power shall not be deemed to the a reduction of share capital within the meaning of the Act.

	Power to be exercised in the General Meeting	g.	The powers conferred under the Articles 3, a,b,c,d,e, and f shall be exercised by the Company in General Meeting and shall not require to be confirmed by the Court.

4.	Conditions regarding issue of new shares
Subject to the provisions of section 86 of the Act, the new shares shall be issued upon such terms and conditions and with such rights and privileges annexed thereto as the company in general meeting shall prescribe, and in particular such shares may be issued with a preferential or qualified right to dividends and in the distribution of assets of the company.

5.	Commission for placing shares		The company may, subject to compliance with the provision of section 76 of the Act, exercise the power of paying commission.

6.	Brokerage		The company may pay on the issue of shares or debentures, such brokerage as may be lawful.

7.	Power to issue shares at a premium or discount
The Company in General Meeting may determine that any shares (whether forming part of the original capital or of any increased capital of the company) shall be offered to such persons (whether members or not) in such proportion and such terms and conditions and (subject to compliance with the provisions of Section 78 and 79 of the Act) either at a premium or at par or at a discount, as such general meeting shall determine and with full power to give any person (whether a member or not) the option to call for or be allotted shares of any class of the company either at a premium or at par or (subject to compliance with the provisions of Section 78 of the Act) at a discount in either case such option being exercisable at such time and for such consideration as may be directed by such General Meeting or the Company in General Meeting may make any other provisions whatsoever for the issue, allotment or disposal of any shares.

8.	Power to issue Redeemable Preference Shares
Subject to the provisions of Section 80 of the Act, such new shares may be issued as Preference Shares which are at the option of the Company are liable to be redeemed, and the resolution authorising such issue shall prescribe the manner, terms and conditions of redemption subject however to the following conditions:

a.
no such shares shall be redeemed except out of profits of the company which would otherwise be available for dividend or out of the proceeds of a fresh issue of shares made for the purpose of redemption;

		b.	no such shares shall be redeemed unless they are fully paid;

		c.	The premium, if any, payable on redemption shall have been provided for, out of the profits of the company or company’s share premium account before the shares are redeemed;

d.
Where any such shares are redeemed otherwise than out of the proceeds of a fresh issue, there shall out of profits which would otherwise have been available for dividend be transferred to a reserve fund, to be called “the Capital Redemption Reserve Fund”, a sum equal to the amount required for redeeming the shares, and the provisions of the Act relating to the reduction of the share capital of the Company shall, except as provided in Section 80 of the Act, apply as if the Capital Redemption Reserve Fund were paid up Share Capital of the Company;

e.
The preference shares shall confer the rights on the holders thereof to be paid out of the profits that may at any time be determined to be distributed among members a fixed cumulative dividend at the rate of 11% per annum, free of company’s tax (but subject to deduction of tax at source at the prescribed reates) on the capital for the time being paid up thereon in priority to the Equity shares;

f.
The preference shares shall confer the rights on the holders thereof, on winding up, to the repayment of the capital and of any arrears of the fixed cumulative dividend set out in Clause (e) above, whether earned, declared or not, upto the commencement of the winding up in priority to the Equity Shares, out of the surplus assets of the company, but shall not confer any further rights to participate in the profits or assets of the company.

		g.	In calculating any fixed percentages on the paid up capital of such preference shares, such percentages shall be calculated upto and as on the date of redemption;

h.
The preference shares shall be redeemable at par on the expiry of 15 years from the date of allotment thereof, but the company may at its option and at any time after 12 years from the date of allotment of such preference shares, on giving not less than three months’ notice to the holders of such shares redeem at par the whole or any part of the said shares together with a sum equal to the arrears, if any, of the fixed cumulative dividend thereon whether earned, declared or not, upto the date of redemption thereof out of the moneys of the company which may lawfully be applied for that purpose, provided that if the company shall at any time determine to redeem a part only of such shares for the time being outstanding, the shares to be so redeemed shall be determined by a draw to be made in such manner as may be decided by the Board of Directors, provided that:

		i.	in no event the company shall create further preference shares or issue any further preference share capital to rank in priority to the existing preference shares;

ii.
in the event of the company creating and/or issuing in future any further preference shares ranking pari-passu with or subordinate to the said preference shares, it would do so only with the consent in writing of the holders of not less than three fourths of the said preference shares than outstanding or with the sanction of a special resolution passed at a separate meeting of the holders of the said preference shares then outstanding.

i.
The company shall forthwith give to the holders of the shares liable for redemption notice in writing of its intention to redeem the same and fix a time and place for the redemption and surrender of the certificates of the shares so to be redeemed;

j.
At the time and place so fixed each holder of such shares shall be bound to surrender to the company the certificate(s) for his shares to be redeemed and the company shall pay to him the amount payable in respect of such redemption and where any such certificate(s) comprises any shares which are not liable for redemption the company shall issue to the holder thereof a fresh certificate; and

k.
In the event of the company creating and /or issuing preference shares in future ranking pari passu with or in priority to the redeemable preference shares, it should do so only with the consent in writing of the holders of the said shares then outstanding or with the sanction of a special resolution passed at a separate meeting of the holders of such redeemable preference shares.

9.	Instalment on shares to be duly paid
If, by the conditions of allotment of any shares, the whole or part of the amount or issue price thereof shall be payable by instalments, every such instalment shall, when due, be paid to the company by the person who for the time being shall be the member registered in respect of the share or by his executor or administrator.

10	Liability of Joint holder of shares	Members who are registered jointly in respect of a share shall be severally as well as jointly liable for the payment of all instalments and calls due in respect of such share.

11	New shares to be offered to existing members
When at any time subsequent to the adoption of these Articles it is proposed to increase the subscribed capital of the company by the issue of new shares then subject to any directions to the contrary which may be given by the company in general meeting and subject to those directions such new shares shall be offered to the persons who at the date of the offer are holders of the Equity shares in the company, in proportion, as nearly as circumstances admit, to the capital paid up on those shares at the date; and such offer shall be made by a notice specifying the member of shares offered and limiting a time not being less than 15 days from the date of the offer within which offer, if not accepted will be deemed to have been declined. After the expiry of the time specified in the notice aforesaid or on receipt of earlier intimation from the person to whom such notice is given that he declines to accept the shares offered, the Board of Directors may dispose of them in such manner as they think most beneficial to the Company. Option or right to call of shares shall not be given to any person or persons without the sanction of the company in general meeting.

Notwithstanding anything herein contained, the new shares aforesaid may be offered to any person, whether or not those persons include the persons who, at the date of the offer, are holders of the Equity Shares of the Company, in any manner whatsoever;

		a.	if special Resolution to that effect is passed by the company in general meeting; or

b.
where no such special resolution is passed, if the votes cast (whether on a show of hands or on a poll, as the case may be) in favour of the proposal contained in the resolution moved at the general meeting sanctioning the issue of such shares (including the casting vote, if any, of the Chairman) by members who being entitled so to do vote in person or where proxies are allowed, by proxy, exceed the votes, if any, cast against the proposal by members so entitled and voting and the Central Government is satisfied, on an application made by the Board of Directors in that behalf that the proposal is most beneficial to the company.

12	Trusts not recognised
Save as herein otherwise provided the company shall be entitled to treat the member registered in respect of any shares as the absolute owner thereof and accordingly shall not, except as ordered by a Court of competent jurisdiction or as by statute required, be bound to recognize any equitable or other claim to or interest in such share on the part of any other person.

12A
Subject to the applicable provisions of the Companies Act, 1956 or any other applicable provisions as may be stipulated by any regulatory authorities (“Relevant Laws”), the Company may buy its own securities and the Board shall have powers to buy the securities as stipulated under the relevant laws.”

CERTIFICATES

13	Certificate of shares
The certificate of title of shares shall be issued under the seal of the company which shall be affixed in the presence of and signed by(I) two Directors or persons acting on behalf of the Directors under a duly registered power of attorney and (ii) the secretary or some other person appointed by the Board for the purpose; provided that at-least one of the aforesaid two Directors shall be a person other than a Managing or whole-time Director. A Director may sign a share certificate by affixing his signature thereon by means of any machine, equipment or other mechanical means such as engraving in metal or lithography.

PROVIDED ALWAYS that, notwithstanding anything contained in this Article, every certificate and every document of title to shares, executed and issued whether for the first time or in renewal of or in exchange for an existing share certificate or other document of title, shall be so executed and issued under the authority of the Board of Directors in accordance with the Companies (Issue of Share Certificates) Rules, 1960, or such other provisions of the Act or Rules made, thereunder, or any statutory modification or reenactment thereof for the time being in force.

14.	Member’s right to certificate
Every member shall be entitled to one certificate for all shares registered in his name or if the Directors so approve to several certificates each one or more shares. In the case of transfers, the company shall issue the certificate within one month of the lodgment of transfer.

15	To which joint holder certificates to be issued	The certificate of shares registered in the name of two or more persons shall be delivered to the person first named on the Register in respect of such joint holding.

INTEREST OUT OF CAPITAL

16	Interest out of capital
Where any shares are issued for the purpose of raising money to defray the expenses of the construction of any works or buildings or the provision of any plant, which cannot be made profitable for a lengthy period, the company may pay interest on so much of that share capital as is for the time being paid up, for the period, at the rate and subject to the conditions and restrictions provided by section 208 of the Act, and may charge the same to capital as part of the cost of construction of the work or building or the provision of plant.

CALLS

17	Calls
The Directors may, from time to time, subject to the terms on which any shares may have been issued, and subject to Section 91 of the Act, make such calls as they think fit upon the members in respect of all moneys unpaid on the shares held by them respectively, and not by the conditions of allotment thereof made payable at fixed times, and each member shall pay the amount of every call so made on him to the person and at the time and place appointed by the Directors. A call may be made payable by instalments and shall be deemed to have been made at the time when the resolution of the Directors authorizing such call was passed.

18	Restriction on power to make calls and notice
No call shall be made payable within one month, after the last preceding call was payable. Not less than thirty days notice of any cal shall be given specifying the time and place of payment and to whom such call be paid.

19	When interest on call or instalment payable
If the sum payable in respect of any call or instalment be not paid on or before the day appointed for payment thereof, the holder for the time being of the share in respect of which the call shall have been made or the instalment shall be due shall pay interest for the same at the rate of 12% per annum from the day appointed for the payment thereof to the time of the actual payment or at such other lower rate as the Directors may determine. The Directors shall be at liberty to waive payment of any such interest wholly or in part.

20	Amount payable at fixed times or by instalments payable as calls
If by the terms of issue of any shares or otherwise, any amount is made payable at any fixed time or by instalment at fixed times, whether on account of the amount of the share or by way of premium, every such amount or instalment shall be payable as if it were a call duly made by the Directors and of which due notice had been given and all the provisions herein contained in respect of calls shall relate to such amount or instalment accordingly.

21	Evidence in action by the company against Shareholders
Subject to the provision of the Act and these Articles, on the trail or hearing of any action or suit brought by the Company against any Shareholder or his representative to recover any debt or money claimed to be done to he Company in respect of his shares it will be sufficient to prove that the name of the defendant is or was, when the claim arose, on the register of the company as a holder, or one of the holders, of the shares inn respect of which such claim is made, and that the amount claimed is not entered as paid in the books of the company and it shall not be necessary to prove the appointment of the Directors who made any call, nor that a quorum of Directors was present at the meeting at which the call was made nor that the meeting at which the call was made duly convened or constituted nor any other matter whatsoever, but the proof of the matters aforesaid shall be conclusive evidence of the debt.

22	Payment of calls in advance
The Directors may, if they think fit, receive from any member willing to advance the same, all or any part of the money due upon the shares held by him beyond the sums actually called for, and upon the money so paid in advance, or so much thereof as from time to time exceeds the amount of the calls then made upon the shares in respect of which such advance has been made, the company may pay interest at such rate (not being more than twelve percent per annum) as the Directors think fit, Money so paid in excess of the amount of calls shall not rank for dividends, or confer a right to participate in profits or exercise voting rights. The Directors may at any time repay the amount so advanced upon giving to such member not less than three months notice in writing.

23	Partial payment not to preclude forfeiture
Neither the receipt by the Company of a portion of any money shall from time to time be due from any member to the Company in respect of his shares, either by way of principal or interest nor nay indulgence granted by the company in respect of the payment of any such money, shall preclude the company from thereafter proceeding to enforce a foreiture of such shares as hereinafter provided.

24		A call may be revoked or postponed at the discretion of the Directors.

FORFEITURE, SURRENDER AND LIEN

25	If call or instalment not paid notice may be given
If any member fails to pay the whole or any part of any call or instalment or any money due in respect of any shares either by way of principal or interest on or before the day appointed for the payment of the same or any extension thereof, the Directors may at any time thereafter during such time as the call or instalment remains unpaid or decree remains unsatisfied serve a notice on such member or remains unpaid or decree remains unsatisfied serve a notice on such member or on the person (if any) entitled to share by transmission, requiring him to pay such call or instalment or such part thereof or other moneys as remain unpaid together with any interest that may have accrued and all expenses (legal or otherwise) that may have been incurred by the company by reason of such nonpayment.

26	Terms of forfeiture
The notice aforesaid shall name a day (not being less than fourteen days from the date of service of the notice) and places or place and at which the money is to be paid and the notice shall also state that in the event of the non-payment of such money at the time and place appointed, the shares in respect of which the same is owing will be liable to be forfeited.

27	In default of payment shares may be forfeited
If the requisition of any such notice shall not be complied with, every or any share in respect of which the notice is given may at any time thereafter, before payment of all calls or instalments, interest and expenses due in respect thereof, be forfeited by a resolution of the Directors to that effect.

28	Notice of forfeiture to member and register
When any share is declared to be forfeited, notice of forfeiture shall be given to the member in whose name it stood immediately prior to forfeiture and an entry of the forfeiture with the date thereof, shall forthwith be made in the Register but no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice or to make any entry as aforesaid.

29	Forfeited shares to become property of the company
Every share so forfeited as aforesaid shall thereupon be the property of the company and may be sold, or otherwise dispose of either to the original holder thereof or to any other person upon such terms and in such manner as the Board shall think fit.

30	Power to annual forfeiture	The Directors may at any time before any share so forfeited, shall have been sold, or otherwise disposed of, annual the forfeiture thereof upon such conditions as they, may think fit.

31	Members shall be liable to pay money owing, at the time of forfeiture and interest
Any member whose share may be forfeited shall notwithstanding the forfeiture, be liable to pay and shall forthwith pay to the company all calls and other moneys owing upon the shares at the time of the forfeiture together with interest thereon from the time of the forfeiture, until payment, at nine percent per annum, and the Directors may enforce the payment thereof if they think fit, but shall not be under any obligation to do so.

32	Effect of forfeiture
The forfeiture of a share shall involve the extinction of all interest in and also of, all claims and demands against the company in respect of the share and all other rights incidental to the share, except only such of those rights as by these Articles are expressly saved.

33	Certificate of forfeiture
A certificate in writing under the hand of a Director or the secretary that the call or other moneys in respect of a share was or were due and payable and notice thereof given and that default in payment of the call or other moneys was made, and that the forfeiture of the shares was made, by a resolution of the Directors to that effect, shall be conclusive evidence of the facts stated therein as against all persons entitled to such shares.

34	Title of purchaser of forfeited shares
The company may receive the consideration, given for the share on any sale or other disposition thereof and the person to whom such share is sold, or disposed of may be registered as the holder of the share and he shall not be bound to see to the application of the consideration, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale, or other disposal of the same.

35	Directors may accept surrender of shares	The Directors may at any time, subject to the provisions of the Act, accept the surrender of any share from or by a member desirous of surrendering on such terms as the Directors may think fit.

36	Company’s lien on shares
The company shall have no lien on its fully paid-up shares. In the case of partly paid-up shares, the company shall have a lien only to the extent of all moneys called or payable at a fixed time in respect of such shares, otherwise such partly paid-up shares shall be free from any lien of the company. Any lien on shares shall extend to all dividends from time to time declared in respect of such shares. Unless otherwise agreed, the registration of a transfer of share shall operate as a waiver of the Company’s lien, if any, on such shares. The Board of Directors may at any time declare any shares to be wholly or in part exempt from the provision of this Article.

37.	As to enforcing lien by sale
For the purpose of enforcing, such lien, the Board of Directors may sell the shares subject thereto in such manner as they think fit, but no sale shall be made unless the sum in respect of which the lien exists is presently payable and until notice in writing of the intention to sell shall have been served on such member, his executors or administrators or his committee, curator bonis, or other legal representatives as the case may be, and default shall have been made by him or them in the payment of the sum payable as aforesaid for fourteen days after the date of service of such notice. To give effect to any such sale the Board may authorise some person to transfer the shares sold to the purchaser thereof and the purchaser shall be registered as a holder of the shares comprised in any such transfer. Upon any such sale as aforesaid, the existing certificate(s) in respect of the shares sold shall stand cancelled and become null and void and of no effect, and the Directors shall be entitled to issue a new certificate or certificates in lieu thereof to the purchaser or purchasers concerned.

38.	Application of proceeds of sale
The net proceeds of the sale shall be received by the company and on the payment of the costs of such sale be applied in payment of such part of the amount in respect of which the lien exists as is presently payable and the residue if any, shall subject to like lien for sums not presently payable as existed upon the shares before the sale, be paid to the person entitled to the shares at the date of the sale.

FOREIGN REGISTER OF MEMBERS AND DEBENTURE-HOLDERS

39	Foreign Register of Members and form
The company shall have power to keep foreign register of members or debenture holders in any country or state outside India as may be decided by the Board from time to time. If any shares are to be entered in any such register, the instrument of transfer shall be in a form recognised under the law of such country or state or in such form as may be approved by the Board.

TRANSFER AND TRANSMISSION OF SHARES

40	Form of transfer
Shares in the company shall be transferred in accordance with the provisions of the Section 108 of the Act by an instrument in writing in the prescribed form under the companies (Central Government’s General Rules and Forms, 1956) or any statutory modification thereof for the time being in force.

41	Directors may refuse to register transfer
Subject to the right of appeal as conferred by Section III of the Act, the Directors, may, at their own absolute and uncontrolled discretion and without assigning any reason decline to register or acknowledge any transfer of shares and in particular may so decline in any case in which the company has lien upon the shares or any of them or whilst any moneys in respect of the shares desired to be transferred or any of them remain unpaid or unless the transferee is approved by the Directors and such refusal shall not be affected by the fact that the proposed transferee is already a member. Provided that registration of a transfer shall not be refused on the grounds of the transferor being either alone or jointly with any person or persons indebted to the company on any account whatsoever except a lien. The registration of a transfer shall be conclusive evidence of the approval of the Directors of the transferee.

42	Notice to transferee and transferor on refusal to transfer shares
If the Board of Directors refuse to register a transfer of any shares, they shall within one month from the date on which the transfer was lodged with the company send to the transferee and the transferor notice of the refusal.

43	Custody of the instrument of transfer
The instrument of transfer shall after registration be retained by the Company and shall remain in its custody. All instruments of transfer which the Directors may decline to register, shall be returned to the persons depositing the same.

44	Closure of transfer books etc.,
The Directors shall have power, on giving not less than thirty days previous notice by advertisement as required by Section 154 of the Act, to close the Register of Members or the Register of Debenture holders for such period or periods of time not exceeding in the whole 45 days in each year but not exceeding 30 days at a time as they may deem fit.

45	Title of shares of deceased holder
The executor or administrator of a deceased member or holder of a succession certificate shall be the only persons recognised by the company as having any title to his shares and the Company shall not be bound to recognise such executor or administrator or holder of a succession certificate unless such executor or administrator shall have first obtained probate, letters of administration or other legal representation as the case may be from a duly constituted court in India, or from any authority empowered by any law to grant such other legal representation; provided that in any case where the Board in their absolute discretion think fit, the Board may dispense with the production of Probate or Letters of Administration or other legal representation and under the next Article register the name of any person who claims to be absolutely entitled to the shares standing in the name of a deceased member upon such terms as to indemnity or otherwise as the Directors may deem fit.

46	Registration of persons entitled to share otherwise than by transfer (transmission)
Subject to the provision of the Act and these Articles any person becoming entitled to a share in consequence of the death, bankruptcy, or insolvency of any member or by any lawful means other than by a transfer in accordance with these presents may with the consent of the Directors which they shall not be under any obligation to give upon producing such evidence that he sustains the character in respect of which he proposes to act under this Article, or of his title, as the Board may think sufficient and upon giving such indemnity as the Directors may require either be registered himself as the holder of the shares or elect to have some person nominated by him and approved by the Board, registered as such holder, provided nevertheless that if such person shall elect to have his nominee registered he shall testify the execution, by his nominee of instrument of transfer of the shares in accordance with the provisions herein contained, and until he does so, he shall not be free from any liability in respect of the share. This Article is hereinafter referred to be “The Transmission Article”.

47	Refusal to Register Transmission of share
Subject to the provisions of the Act and these Articles, the Directors shall have the same right to refuse to register a person entitled by transmission to any shares or his nominee as if he were the transferee names in any ordinary transfer presented for registration.

48	Board may require evidence of transmission
Every transmission of a share shall be verified in such manner as the Directors may require and the company may refuse to register any such transmission until the same be so verified or unless such indemnity be given to the company with regard to such registration which the Board at its discretion shall consider sufficient provided nevertheless that there shall not be any obligation on the company or the board to accept any indemnity.

49	Fee on transfer or transmission	No fee shall be charged for the following:

i.
for registration of transfers, sub-division and consolidation of Certificates and for letters of allotment and for split, consolidation renewal and pucca transfer receipts into denominations corresponding to the market units of trading.

		ii.	for sub-division of renouncable letter of right:

		iii.	for issue of New Certificates in replacement of those which are old, decrepit or worn out or when the cages on the reverse for recording transfers have been fully utilised.

		iv.	for registration of any power of attorney, probate, letters of administration, marriage or death certificates or for similar other documents.

49A		“The Board of Directors or a committee thereof can refuse a request by a member to split his/her shares into shares of smaller lots unless such split is for making his/her holding into market lot”.

50	The Company not liable for disregard of a notice prohibiting registration of a transfer
The Company shall incur no liability or responsibility whatever in consequence of their registering or giving effect to any transfer of shares made, or purporting to be made, by any apparent legal owner thereof (as shown or appearing or claiming any equitable right title or interest to or in the same shares notwithstanding that the company have had notice of such equitable right, title or interest or notice prohibition registrations of such transfer, and may have entered such notice or referred thereto in any book of the company; and the company shall not be bound or required to regard or attend or give effect to notice which may be given to them of any equitable right, title or interest or be under any liability whatsoever for refusing or neglecting to do so; though it may have been entered or referred to in some books of the company, but the company shall nevertheless be at liberty to regard and attend to such notice and give effect thereto if the Directors shall so think fit.

INCREASE, REDUCTION AND ALTERATION IN AUTHORISED ISSUED AND SUBSCRIBED CAPITAL

51	Increase of authrised share capital
The company may from time to time in general meeting by a resolution which may be special or ordinary resolution alter the conditions of its memorandum by increase of authrised share capital by creation of new shares of such amount as it thinks expedient.

52	Redeemable preference shares increase of subscribed capital
The company may from time to time in general meeting by special resolution increase its subscribed share capital by issue of new shares upon such terms and conditions and with such rights and privileges annexed thereto as by the general meeting issuing the same shall be directed and in particular subject to the provisions of Articles 3 to 11 thereof such shares may be issued with a preferential or qualified right to dividends and in the distribution of the assets of the company provided always that any preference shares may be issued in the terms that they are or at the option of the company are to be liable to be redeemed and on such terms and conditions of redemption as may be prescribed.

53	Increased capital same as original capital
Except so far as may be otherwise provided by the condition of issue or by these present any capital raised by the creation of new shares shall be considered part of the original capital and shall be subject to the provisions herein contained with reference to the payment of call and instalment transfer and transmission, forfeiture, lien, surrender, voting and otherwise.

54	Provisions in case of redeemable preference shares
Notwithstanding anything contained to these Articles in the case of the issue of Redeemable preference shares under the provisions of Article 52 hereof the provisions of section 80 of the Act shall apply.

55	Reduction of capital
The company may (subject to the provisions of section 100 to 105 of the Act) from time to time by special resolution reduce its share capital or any capital redemption reserve account or share premium account in any way authrised by law and in particular may pay off any paid up share capital upon the footing that it may be called up again; or otherwise, and may if and as far as if necessary alter its Memorandum by reducing the amount of its shares capital and of its shares accordingly.

56	Consolidation division and sub-division	The company may in general meeting alter the conditions of Memorandum as follows:

		a.	Consolidation and divide all or any of its share capital into shares of larger amount than its existing shares.

b.
Sub-divide its shares or any of them into shares of smaller amount than originally fixed by the Memorandum, subject nevertheless to the provisions of section 94(i) (d) of the Act and of these Articles.

c.
Cancel shares which, at the date of the passing of the resolution in that behalf have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

57	Issue of further Pari-Passu Shares not to affect the right of shares already issued
The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of the issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pair passu therewith, but in no respect in priority thereto.

MODIFICATION OF CLASS RIGHTS

58	Power to modify rights
If at any time the capital by reason of the issue of preference shares or otherwise is divided into different classes of share, all or any of the rights and privilege attached to each class may, subject to the provisions of section 106 and 107 of Act, be modified /abrogated with.

		a.	The consent of the holders of not less than three fourths of the issued shares of that class, or

		b.	The sanction of special resolution passed at a separate meeting of the holders of the issued shares of that class.

To every such separate meetings, the provisions herein contained as to general meeting shall mutates mutandis apply.

JOINT HOLDERS

59	Joint holders
Where two or more persons are registered as the holders of any shares, they shall be deemed to hold the same as joint tenants with benefits of the survivorship subject to the following and other provisions contained in the these Articles.

		a.	The company shall be entitled to decline to register more than four persons as the joint holders of any share.

		b.	The joint holders of any shares shall be liable severally as well as jointly for and in respect of all calls and other payments which ought to be made in respect o such shares.

c.
On the death of any such joint holders the survivor or survivors shall be the only persons or persons recognised by the company as having any title or interest in the share but the Directors may require such evidence of death as they deem fit and nothing herein contained shall be taken to release the estate, of deceased joint holder from any liability on shares held by him jointly with any other person or persons.

		d.	Any of the joint holders may give effectual receipt of any dividends or other moneys payable in respect of such shares.

e.
Only the person whose name stands first in the Register as one of the joint holders of any shares, shall be entitled to the delivery of the certificate relating to such shares or to receive documents (which expression shall be deemed to include documents referred to in Article 154) from the Company and any documents served on or sent to such person shall be deemed as good service on all the joint holders.

f.
Any one of two or more joint holders may vote at any meeting either personally or by proxy in respect of such shares as if he were solely entitled thereto and if more than one of such joint holders be present at any meeting personally or by proxy, then one of such persons so present whose names stands first or higher (as the case may be) on the Register in respect of such share shall alone be entitled to vote in respect thereof but other or others of the joint holders shall be entitled to be present at any meeting personally Several executors or administrators of a deceased member in whose (deceased member’s) sole name any shares stand shall for the purpose of this sub article be deemed joint holders.

BORROWING POWERS

60	Power to borrow
Subject to the provisions of Section 58A, 58B, 292 and 293 and other provisions of the Act and these Articles and without prejudice to the other powers conferred by these Articles, the Directors shall have the power from time to time at their discretion to accept deposits from members of the company either in advance on calls or otherwise and generally to raise or borrow or secure the payment of any sum of money for the purpose of the company provided that the aggregate of the amount borrowed (apart from temporary loans as defined in Section 293 of the Act obtained from the company’s bankers in the ordinary course of business) and remaining outstanding and undischarged at the time, shall not, without the consent of the company general meeting exceed the aggregate of the paid up capital of the Company and its free reserves, that is to say reserves not set apart for any specific purpose.

61	Condition on which money may be borrowed
Subject to the provisions of the Act and these Articles, the Board may raise and secure the payment or repayment of such sum or sums in such manner and upon such terms and conditions in all respects at they think fit and in particular by the issue of bonds perpetual or redeemable debentures, debenture stock or any mortgage or charge or other security on the whole or any part of the property of the company (both present and future) including its uncalled capital for the time being.

62	Bonds, debenture etc., to be under the control of Directors
Any Bond, stock or other securities issued or to be issued by the Company shall be under the control of the directors who may issue upon such terms and conditions and in such manner and for such consideration as they shall consider to be for the benefit of the company.

63	Securities may be assemble free from equities	Debentures, debenture stock, bonds and other securities may be made assemble free from any equities between the company and the person to whom the same way be issued.

64	Issue at discount etc., or with special privilege
Any bonds, debentures, debenture stock, or other securities may be issued at a discount, premium or otherwise and with any special privilege and conditions as to redemption, surrender, drawing allotment of shares attending at General Meeting provided that debentures with the right of conversion into shares shall not be issued except in conformity with the provisions of section 81(3) of the Act.

65	Indemnity may be given
Subject to the provisions of the Act and these Articles if the Directors or any other person shall incur or be about to incur any liability or surety for the payment of any sum primarily due from the company, the board may execute or cause to be executed any mortgage charge or security over or affecting the whole or any part of the assets of the Company by way of indemnity to secure the director or person so becoming liable as aforesaid from and against any loss in respect of such liability.

66	Mortgage of Uncalled capital
If any uncalled capital of the Company is included in or charged by any mortgage or other security the Board of Directors shall subject to the provisions of the Act and these Articles make calls on the members in respect of the uncalled capital in trust for the person in whose favour such mortgage or security is executed.

GENERAL MEETING

67	Annual General Meeting
Subject to the provisions of the Act, the company shall hold from time to time as provided by the Act in addition to any other meeting a general as its Annual General Meeting. The provisions of Section 166 read with Section 210 of the Act shall apply to such Annual General Meeting.

68	Annual General Meeting when to be held
Every Annual General Meeting shall be called for a time during business hours and on such day (not being a public holiday) as the Directors may from time to time determine and it shall be held either at the Registered Office of the Company or at any place within the city town or village in which the office of the company for the time being is situated.

69	Extraordinary General Meeting	a.	All General Meetings other than Annual General Meeting shall be called Extraordinary General Meetings.

		b.	The Board of Directors may, whenever it thinks fit, call an Extraordinary General Meeting.

70	Calling of Extraordinary General Meeting or requisition
The board of directors shall on due requisition of members in accordance with section 169(4) of the Act, forthwith proceed to call an Extraordinary General Meeting and the provisions of Section 169 of the Act, shall apply in respect of such meeting.

71	Notice of Meeting	Save as permitted under Section 171(2) of the Act, a General Meeting of the company may be called by giving not less than twenty one days notice in writing.

72	Special Business	a.	In the case of an Annual General Meeting the business to the transacted at the meeting shall be deemed special, with the exception of business relating to:

		i.	The consideration of the accounts, balance sheet and profit and loss account and the report of the Board of Directors and of the auditors;

		ii.	the declaration of a dividend;

		ii.	the appointment of directors in the place of those retiring and

		iv.	The appointment of and the fixing of the remuneration of the auditors.

In the case of any other meeting all business shall be deemed special

b.
Where any items of business to be transacted at the meeting are deemed to be special as aforesaid, there shall be annexed to the notice material facts regarding each such item of business including in particular, the nature and extent of the interest if any, therein of every Director of the company.

Provided that where any item of special business as aforesaid to be transacted at a meeting of the company relates to, or affects any other company the extent of shareholding interest in that other company or every director of the company shall also be set out in the explanatory statement, if the extent of such shareholding interest is not less than twenty percent of the paid-up share capital of that other company.

C.
Where any item of business to be transacted at any general meeting of the company consist of according of approval to any documen, the time and place where the document can be inspected shall be specified in the statement aforesaid.

73	Contents and service of notice
Notice of every meeting shall be given to the members and to such other person or persons as required by and in accordance with Section 172 and 173 of the Act and it shall be served in the manner authrised by section 53 of the Act.

PROCEEDINGS AT GENERAL MEETING

74	Quorum of General Meeting
At least five members entitled to vote and present in person shall be quorum for a General Meeting. No. business shall be transacted at any General Meeting unless the quorum requisite be present at the commencement of a business.

75	If quorum not present meeting to be dissolved or adjourned
If within half an hour from the time appointed for holding a meeting of the company, a quorum is not present, the meeting if called upon at the requisition of members, shall stand dissolved. In any other case the meeting shall stand adjourned to the same day in the next week (not being a public holiday) at the same time and place, or to such other day and at such other time and place as the Board may determined.

76	Adjourned Meeting to transact business
If at any adjourned meeting also a quorum is not present within half an hour of the time appointed for holding the meeting the members present, whatever their number (not being less than two) shall be the quorum and shall have power to decide upon all the matters which could properly have been disposed of at the meeting for which the adjournment took place.

77	Chairman of the Meeting
The Chairman (if any) of the Board of Directors shall, if present preside as Chairman at every General Meeting whether Annual or Extraordinary but if there be no such Chairman, or in case of his absence or refusal any one of the Directors present, shall be chosen to be the Chairman of the Meeting.

78	Member a Chairman
If at any meeting a quorum of members shall be present and the Chair shall not be taken by the Chairman of the Board or by a Director at the expiration of half an hour from the time appointed for holding the meeting or if before the expiration of half an hour from the time appointed for holding the meeting all the directors shall decline to take the chair, the member present shall on a show of hands choose one of the their own number to the Chairman of the meeting.

79	Business confined to election of chairman whilst chair vacant
No business shall be discussed at any General Meeting except the election of the Chairman whilst the Chair is vacant. If a poll is demanded on the election of the Chairman it shall be taken forthwith in accordance with the provisions of the Act and these Articles.

80	Chairman with consent may adjourn meeting
The Chairman may with the consent of any meeting at which quorum is present, and shall if so directed by the meeting adjourn any meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

81	Notice to be given where a meeting adjourned
When a meeting is adjourned for thirty days or more notice of the adjourned meeting shall be given as in he case of original meeting. Save as aforesaid it shall not be necessary to give any notice of the adjournment or of the business to be transacted at the adjourned meeting.

82	Resolution how decided
At any General Meeting provisions of Section 177 and 185 of the Act shall apply provided that in case of equality of votes whether on a show of hands or on a poll, the Chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a casting vote in addition to his own vote or votes to which he may be entitled as a member.

83	Time of taking poll	a.	(1)	A poll demanded on a question of adjournment shall be taken forthwith.

(2)
A poll demanded on any other question (not being a question relating to the election of a Chairman which is provided for above) shall be taken at such time not being later than forty eight hours from the time when the demand was made, as the Chairman may direct.

	Other business may proceed notwithstanding demand of poll	b.	The demand of poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which a poll has been demanded.

	Scrutineers at poll	c.	(1)	Where a poll is to be taken the Chairman of the meeting shall appoint two scrutineers to scrutinist the votes given on the poll and to report thereon to him.

(2)
The Chairman shall have power, at any time before the result of the poll is declared, to remove a scrutineer from office and to fill vacancies in the office of the scrutineers arising from such removal or from any other cause.

			(3)	Of the two scrutineers, one shall always be a member (not being on Officer or Employee of the Company) present at the meeting.

84	Reports, Statement and register to be laid on table
At every Annual General Meeting of the Company there shall be laid on the table, the Directors report and audited statement of accounts, Auditors report, the proxy register with the proxies and the Register of Director’s share holdings mentioned under Section 307 of the Act. The Auditors’ Report shall be read before the members in such General Meeting and shall be open to inspection by any member of the Company.

85	Minutes of General and Board Meeting
The Board shall cause minutes of all proceedings of every general meeting and of all proceedings of every meeting of the Board of Directors or of every committee of the board to be kept in accordance with section 193 of the Act.

86	Inspection of minute books of general meeting
The books containing the minutes of the proceedings of general meetings of the company shall be kept at the office of the company and be open to the inspection of members as prescribed by section 196 of the Act.

VOTES OF MEMBERS

87	Votes may be given by proxy
Subject to the provisions of the Act, and these Articles, votes may be given either personally or by proxy or in the case of a body corporate by a representative duly authrised under section 187 of the Act, and Article 89 hereof.

88	Voting rights	Subject to the provisions of the Act, (and in particular of Sections 87 and 92 (2) thereof) and these Articles;

1.    Upon a show of hands every member holding equity shares and entitled to vote and present in person (including an attorney or a representative of a body corporate as mentioned in Article 89) shall have one vote.

2.    Upon a poll the voting right of every member holding equity shares and entitled to vote and present in person (including a body corporate present as aforesaid) or by proxy shall be in proportion to his share in the paid-up equity capital of the company.

3.    The voting right of every member holding preference shares if any shall upon a show of hands or upon a poll be subject to the provisions, limitations and restrictions laid down in Section 87 of the Act.

89	No voting by proxy on show of hands
No member not personally present shall be entitled to vote on a show of hands unless such member is a body corporate present by attorney or by representative duly authrised under section 187 of the Act in which case attorney or representative may vote on show of hands as if he were an individual member of the company.

90	Restriction on exercise of rights
Subject to the provisions of the Act, no member shall be entitled to voting right in respect of any shares registered in his name on which any calls or other sums presently payable by him, have not been paid or in regard to which the company has exercised any right or lien.

91	Votes in respect of deceased, insolvent members
Any person entitled under the Transmission clause (Article 46 hereof) to transfer any shares, may vote at any general meeting in respect thereof as if he was the registered holder of such shares, provided that at least forty-eight hours before the time of holding the meeting or adjourned meeting, as the case may be, at which he proposes to vote he shall satisfy the Board of his right to transfer such shares unless the Board shall have previously admitted his right to vote at such meeting in respect thereof.

92	Right of member to use his votes differently
On a poll taken at a meeting of the company, a member entitled to more than one vote, or his proxy, or other person entitled to vote for him as the case may be need not if he votes, use all votes in the same manner.

93	How members non composment is or minors may vote
If any shareholder be lunatic, idiot or non composment is the votes in respect of his share or shares shall be cast by his committee or other legal guardian and if any shares are registered in the name of minor through his guardian, the vote in respect of such shares shall be cast by that guardian or any one of the guardians if more than one.

94	Instrument appointing a proxy to be deposit at the office
The instrument appointing a proxy and the power of Attorney or other authority (if any) under which it is signed or a notarially certified copy of that power or authority shall be deposited at the office not less than forty-eight hours before the time for holding the meetings at which the persons named in the instrument proposes to vote and in default the instrument of proxy shall be treated as valid.

95	Form of proxy	An instrument appointing a proxy shall be in either of the forms in Schedule IX to the Act or a form as near thereto as circumstances admit.

96	Custody of the instrument	Any instrument of appointment of proxy deposited as aforesaid shall remain permanently or for such time as the directors may determine in the custody of the company.

97	Validity of votes given by proxy notwithstanding death etc., of member
A vote cast in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous insanity or lunacy or death of the principal or revocation of the proxy as the case may be or any power of attorney, under which such proxy was signed, or the transfer of the share in respect of which the vote is given provided that no intimation in writing of the insanity, lunacy, death, revocation or transfer shall have been received at the office before the meeting.

98	Time for objection to vote
Subject to the provisions of the Act, and these Articles no objection shall be made to the validity of any vote except at the meeting or poll at which such vote shall be tendered and every vote, whether given personally or by proxy or by any means hereby authrised and not disallowed at such meeting or poll, shall be deemed valid for all purposes of meeting or poll whatsoever.

99	Chairman of the meeting to be the judge of validity of any vote
Subject to the provisions of the Act, and these Articles, the Chairman of any meeting shall be the sole judge of the validity of every vote tendered at such meeting Subject as aforesaid the Chairman present at the taking of a poll shall be the sole judge of the validity of every vote tendered at such poll.

100	Number of Directors	Unless otherwise determined by a General Meeting, the number of Directors shall not be less than three nor more than twenty.

101		The following are the Directors of the company at the time of adoption of these Articles:

		1.	Dr. Kallam Anji Reddy (Chairman)

		2.	Kallam Ranga Reddy

		3.	Adapa Subba Reddy

		4.	Madabushini Purushottam Chary (Managing Director)

		5.	Dr. Mullapudi Venkat Rao (Nominee of APIDC)

102	Appointment of Alternate Director
The Board of Directors of the Company may appoint an alternate Director act for a Director (hereinafter called the “original director”) during his absence for a period of a not less than three months from the State in which the meeting of the Board are ordinarily held and such appointment shall have effect and such appointee whilst he holds office as an Alternate Director shall be entitled to notice of meetings of the Directors and to attend and to vote there at accordingly. An alternate Director appointed under this Article shall not hold office as such for a period longer than permissible to the original Director in whose place he has been appointed and shall vacate office if and when the original Director returns to the said State. If the terms of office of the Original Directors is determined before he so returns to the said State, any provisions in the Act or these Articles for the automatic reappointment of retiring Director in default of another appointment shall apply to the original Director and not to the Alternate Director.

103	Additional Director
The Board shall have power from time to time and at any time to appoint any person as Director as an addition to the Board but so that the total number of Directors shall not at any time exceed the maximum number fixed by these articles. Any director so appointed shall hold office only upto the date of the next annual general meeting of the Company and shall then be eligible for appointment by that meeting, subject to the provision of Section 257 of the Act.

104	Casual Vacancy
Subject to the provisions of Section 284 (6) and other applicable provisions (if any) of the Act if the office of a Director appointed by the company in general meeting is vacated before his terms of office will expire in the normal course, the resulting casual vacancy may, in default of and subject to any regulation contained in these articles be filled by the by the Board of Directors. Any person so place he is appointed would have held office if it had not been vacated as aforesaid.

105	Qualification of Director	A director shall not be required to hold any qualification shares and a person may be appointed as director notwithstanding that he holds no share in the Company.

106	Remuneration of Directors	Subject to the provisions of Sections, 198, 309, 310, 311 and 314 of the Act, the remuneration and travelling expenses payable to the Directors of the Company may be as hereinafter provided.

		a.	Directors shall be entitled to receive out of the funds of the company for their services in attending meeting of the Board or a committee of the Board, a fee as may be specified under the Act.

b.
In addition to the remuneration payable as above, the Board of Directors may allow and pay to any Directors who is not a bonafide resident of the place where a meeting is held and who shall come to such place for the purpose of attending the meeting such sum as the Board may consider fair compensation, for travelling hotel and other expenses in-cured by him, in attending and returning from meeting of the Board of Directors or any committee thereof.

c.
If any Director be called upon to perform extra services or special exertion or efforts, the Board may arrange with such Director for such special remuneration for such extra services or special exertions or efforts either by a fixed sum or otherwise as may be determined by the Board subject to the provisions of the Act and such remuneration may be in addition to his remuneration above provided.

d.
In addition to he remuneration payable under clause (c) above, the Directors may allow and pay to any Directors such sum as the Board may consider fair compensation for travelling, hotel and other expenses incurred by him in connection with the business of the company.

e.
Director may be paid full-time remuneration by way of commission at the rate of 1 percent (one percent) or upto 3 percent (three percent) of the net profits of the company calculated in accordance with the provisions of the Act, and such remuneration shall be divided amongst the Directors in such proportion and manner as the Board may, from time to time, determine and in default of such determination, shall be divided amongst them, equally.

107	Appointment of nominee directors
Notwithstanding anything to the contrary contained in these Articles, so long as any money remain owing by the company to the Industrial Development bank of India (IDBI), Industrial Finance corporation of India (IFCI), Industrial Credit and Investment Corporation of India Limited (ICICI) and Life Insurance Corporation of India (LIC) or to any other Finance Corporation or Credit Corporation or to any other financing company or body out of any loans granted by them to the company or so long as IDBI, IFCI, ICICI and LIC or any other Finance Corporation or Credit Corporation or any other Financing Company or Body (each of which IDBI, IFCI, ICICI, and LIC or any other Finance Corporation or any other Financing Company or body is hereinafter in this Article referred to as the participating institutions) continue to hold debentures in the company by direct subscription or private placement, or so long as the participating institutions hold shares in the company as a result of underwriting or direct subscription or so long as any liability of the company arising out of any guarantee furnished by the said participating institutions on behalf of the company remains outstanding the participating institutions shall have a right to appoint from time to time any person or persons as a Director or Directors, who time or no whole time (which Director or Directors is/are hereinafter referred to as “Nominee Director/s on the Board of the Company and to remove from such office any person or persons so appointed and to appoint any persons in his or their place/s.

The company shall have no power to remove from office the Nominee Directors. At the option of the participating financial institutions such nominee Director/s shall not be required to hold any share qualification in the company. Also at the option of the participating financial institutions such nominee Directors shall not be liable to retirement by rotation of Directors.

Subject as aforesaid, the Nominee Director/s shall be entitled to the same right and privileges and be subject to the same obligations as any other Director of the company.

The Nominee Director/s so appointed shall hold the said office only so long as any moneys remain owing by the company to the participating institutions or so long as the participating institutions hold shares in the company as result of underwriting or direct subscription or the liability of the company arising out of any Guarantee is outstanding and the Nominee Director/s so appointed in exercise of the said power shall ipso facto vacate such office immediately the moneys owing by the company to the participating institutions is paid off or on the participating institutions ceasing to hold Debentures/shares in the company or on the satisfaction of the liability of the company arising out of any guarantee furnished by the participating institutions.

The Nominee Director/s appointed under this Article shall be entitled to receive all notices of and attend all General Meetings, Board Meetings and of the Meetings of the Committee of which the Nominee Director/s is /are Member/s as also the minutes of such meetings. The participating institutions shall also be entitled to receive all such notices and minutes.

The Company shall pay to the nominee Director/s sitting fees and expenses which the other Directors of the company are entitled but if any other fees, commission, moneys or remuneration in any form is payable to the Directors of the company, the fees, commission, moneys and remuneration in relation to such Nominee Director/s shall accrue to the participating institutions and the same shall accordingly be paid by the company directly to the participating institutions. Any expenses that may be incurred by the participating institutions or such nominee Director/s in connection with their appointment to Directorship shall also be paid or reimbursed by the Company to the participating institutions or as the case may be to such Nominee Director/s.

Provided that if any Nominee Director/s is an officer of the participating institutions the sitting fees, in relation to such Nominee Director/s shall also accrue to the participating institutions and they shall accordingly be paid by the company directly to the participating institutions. Provided further that if such Nominee Director/s is an officer of the Reserve Bank of India, the sitting fees in relation to such Nominee Director/s shall also accrue to IDBI and the same shall accordingly be paid by the Company directly to IDBI.

Provided also that in the event of the Nominee Director/s being appointed as whole time Director/s such Nominee Directors shall exercise such powers and duties as may be approved by the Lenders and have such rights or as are usually exercised or available to whole time Director, in the management of the affairs of the borrower. Such Nominee Directors shall be entitled to receive such remuneration, fees, commission and moneys as may be approved by the Lenders and also by the Central Government under Sections 269, 309/198,310,314 of the Act.

108	Loan to Director etc.	The company shall observe the restriction imposed on the matter of grant of loans to Directors and other persons as provided in Section 295 of the Act.

109	Director may act not withstanding vacancy
The continuing directors may act not withstanding any vacancy in their body but so that, subject to the provisions of the Act, if the number falls below the minimum above fixed and notwithstanding the absence of a quorum the Directors may act for the purpose of filling up vacancies or for summoning a general meeting of the company.

110	When office of Director to be vacated	Subject to Section 283 (2) of the Act, the office of a Director shall become vacant if.

		a.	he is found to be of unsound mind by a court of competent jurisdiction; or

		b.	he applies to be adjudicated an insolvent; or

		c.	he is adjudged an insolvent; or

d.
he fails to pay any call made on him in respect of shares of the company held by him, whether alone or jointly with others within six months from the last date fixed for the payment of the call unless the Central Government has by notification in the official gazette removed the disqualification incurred by such failure; or

e.
he (whether by himself or by any person for his benefit or on his account) or any firm in which he is a partner or any private company of which is a shareholder or Director, accepts a loan or any guarantee or security for a loan, from the company in contravention of section 295 of the Act; or

f.
he absents himself from three consecutive meetings of the Board of Directors or from all meetings of the Board for a continuous period of three months, whichever is longer without obtaining leave of absence from the Board; or

		g.	he becomes disqualified by any order of Court (as defined in the Act) under Section 203 of he Act; or

		h.	he is removed in pursuance of Section 284 of the Act; or

		i.	he acts in contravention of Section 299 of the Act and by virtue of such contravention shall vacate office; or

		j.	he is convicted by a court of any offence involving moral turpitude and sentenced in respect thereof to imprisonment for not less than six months; or

		k.	he having been appointed a director by virtue of his holding office or other employment in the company, he ceases to hold such office or other employment in the company.

111	Resignation of Directors
Subject to the provisions of the Act a Director may resign his office at any time by notice in writing addressed to the company or to the board of directors but such resignation shall be effective only when the resignation is accepted at a meeting of the board.

112	Directors may be Director of Companies promoted by the company
A director may become a director of a Company promoted by the Company or in which it may be interested as a vendor, shareholder or otherwise, and subject to the provisions of the Act and these Articles, no such Director shall be accountable for benefits received as Director or shareholder of such company.

113	Rotation of Director
At the Annual General Meeting of the Company in every year, one third of the Directors for the time being liable to retire by rotation and if their number is not three or a multiple of three then the number nearest thereto shall retire from the office. The Directors to retire at such Annual General Meeting shall be the Directors (other than Managing Director or Whole time Director and /or any other Director or Directors who by vitue of the provision of any agreement referred to in Article 107 are not liable to retire) who shall have been longest in office since their last election. As between Directors who became Directors on the same day those to retire shall (in default of agreement between them) be determined by lot. For the purpose of this Article, a Director appointed to fill a vacancy under the provisions of Article 104 shall be deemed to have been in office since the date on which the Director, in whose place he has been appointed was last elected as a Director.

114	Retiring Director eligible for reelection	A retiring Director shall be eligible for reelection and shall act as a Director throughout the meeting at which he retires.

PROCEEDINGS OF DIRECTORS

115	Meeting of Directors
The Directors shall meet together atleast once in every three months for the despatch of business and may adjourn and otherwise regulate their meetings and proceedings as they think fit. Provided that at least four such meetings shall be held in a year. Notice of every meeting of the Directors shall be given in writing by a Director or such other officer of the company duly authrised in this behalf to every Director whether within or outside India. Such notice shall be sent at his usual address in India.

115A
Subject to the applicable provisions of the Companies Act, 1956 or any other applicable provisions as may be stipulated by the regulatory authorities, the Company shall have powers to hold the meeting of board and committees thereof through video conferencing or tele-conferencing.

116	Quorum
Subject to Section 287 of the Act, the quorum for a meeting of the Board of Directors shall be on third of its total strength excluding Directors, if any, whose places may be vacant at the time and any fraction contained in that one-third being rounded off as one, or two Directors, whichever is higher, provided that where at any time the number of interested Directors exceeds or is equal to two- third of the total strength, the number of the remaining Directors who are not interested present at the meeting being not less than two shall be the quorum during such time.

117	Adjournment of meeting for want of quorum
If a meeting of the Board cannot be held for want of a quorum then the meeting shall stand adjourned to such day, time and place as the Director or Directors present at that time may fix. Notice of the adjournment of the meeting shall be given to all the Directors in the manner prescribed under Article 115.

118	Chairman
The Directors may from time to time, elect their number to be the Chairman of the Board of Directors and determine the period for which he is to hold office but if no such Chairman is elected, or if at any Meeting of the Board of Directors the Chairman is not present within five minutes of the time appointed for holding the same, the Directors present shall choose one of their number to be the Chairman of such meeting.

119	Who to preside at the meeting of the Board
All meetings of the Directors shall be presided over by the Chairman, if present, but it at any meeting of the Directors the Chairman be not present, at the time appointed for holding the same in that case, the Directors shall choose one of the Directors then present to preside at the Meeting.

120	Question at Board Meeting Committee how decided
Questions arising at any meeting shall be decided by a majority of votes, and in case of an equality of votes, the Chairman of the meeting (whether the Chairman appointed by virtue of these Articles or the Director presiding at such meetings) shall have a second or casting vote.

121	Directors may appoint committees
Subject to the provisions of Section 292 and other provisions of the Act, he Directors may delegate any of their powers to committee consisting of members of their body as they think fit, and they may form time to time, remove and discharge any such committee either wholly or in part, and either as to persons of purpose, but every committee so formed shall, in the exercise of power delegated, conform to any regulations that may from time to time be imposed on it by the Directors. All acts done by any such committee in conformity with such regulations and in fulfillment of the purposes of their appointment but not otherwise, shall have the like force and effect as if done by the Board.

122	Meeting of Committee how to be governed
The meeting and proceeding of any such committee shall be governed by the provisions herein and/or in the Act contained for regulating the meeting and proceeding of Directors so far as the same are applicable thereto, and are not superseded by any regulation made by the Directors under the last proceeding article.

123	Resolution by circulation	a.
Subject to the provisions of Section 289 and 292 of the Act, resolutions passed by circulation without a meeting of the Board or of a committee of the Board appointed under Article 121 shall subject to the provisions of sub- clause (2) hereof and of the Act be as valid and effectual as a resolution duly passed at a meeting of the Directors or of a committee duly called and held.

b.
A resolution shall be deemed to have been duly passed by the Board or of a committee thereof by circulation if the resolution has been circulated in draft together with the necessary papers if any to all the directors or to all the Members of the committee at their respective addresses, registered with the company and has been approved by a majority of the Directors Members of the committee as are entitled to vote, on the resolution.

124	Acts of Board or committee valid notwithstanding defect in appointment
Subject to the provisions of the Act and these Articles, all acts done by any meeting of the Directors or a committee of directors or by any person acting as a director shall notwithstanding that it shall afterwards be discovered that there was some defect in the appointment of such directors or persons acting as aforesaid or that they or any of them were or was disqualified, be as valid as if every such person had been duly appointed and was qualified to be director.

POWER OF THE BOARD OF DIRECTORS

125	General Powers
i.    Subject to the provisions of the Act the Board shall be entitled to exercise, all such powers and to do all such acts and things, as the company is authrised to exercise and do in furtherance of its objects, specified in the Memorandum of Association for which the company is established except such powers as are required by the Act or the Memorandum or Articles of Association of the Company to be exercised or done by the company in General Meeting. In exercising any such powers or doing any such acts or things the Board shall be subject to the provisions contained in the behalf in the Memorandum or Articles of the Company or in any regulations not inconsistent therewith and duly made thereunder, including regulations made by the Company in General Meeting.

ii. No regulation made by the Company in General Meeting shall invalidate any prior act of the Board which have been valid if that regulation had not been made.

126	Specific powers of the Board
Without prejudice to the general powers conferred by the preceding Article and without prejudice to the other powers conferred by these Articles, but subject o the restrictions contained in the last preceding Article, the Directors shall have following powers, that is to say the power:

	To pay commission and interest	1. To pay and charge to the capital account of the company any commission or interest lawfully payable under the provisions of Sections 76 and 208 of the Act.

To acquire property
2.   Subject to the provisions of sections 292, 297 and 299 of the Act, to purchase or otherwise acquire for the company any property rights or privileges which the Company is authrised or acquire, at or for such price or consideration and generally on such terms and conditions as they may think fit, and in any such purchase or other acquisition to accept such title as the Directors may believe or may be advised to be reasonably satisfactory.

To pay for property in debentures, etc.,
3.   At their discretion and subject to provisions of the Act to pay for any property, rights or privileges acquired by or services rendered to the company, either wholly or partially in cash or in shares, bonds, debentures, mortgages, or other as fully paid up and any such bonds, debentures, mortgages or other securities may be either specifically charged upon all or any part of the property of the company and its uncalled capital or not so charged.

To insure properties
4.   To insure and keep insured against loss or damage by fire or otherwise for such period and to such extent as they may think proper all or any part of the buildings machinery goods stores produce and other movable property of the company either separately or jointly; also to insure all or any potion of the goods produced machinery and other articles imported or exported by the company and to sell, assign, surrender or discontinue any polices of assurance effected in pursuance of this power.

To open account	5. To open accounts with any bank or bankers or with any company firm or individual and to pay money into and draw money from any such account from time to time as the Directors may think fit.

To secure contracts by mortgage
6.   To secure the fulfillment of any contracts, agreement or engagements entered into by the company by mortgage or charge of all or any of the property of the company and its uncalled capital for the time being or in such manner as they may think fit.

To appoint trustees
7.   To appoint any persons or person (whether incorporated or not) to accept and hold in trust for the company any property belonging to the company or in which it is interests, or for any other purposes and to execute and do all such acts and things as may be required in relation to any such trust, and to provide for the remuneration of such trustee or trustees.

To bring and defend actions etc.,
8.   To institute, conduct, defend, compound, or abandon any legal proceedings by or against the company or its officers or otherwise concerning the affairs of the company and also to compound and allow time for payment or satisfaction of any debts due or of any claims or demands by or against the company, and to refer any claims or demands by or against the company, or any differences to arbitration and observe and perform any awards made thereon.

To act in matters relating to insolvents	9. To act on behalf of the company in all matters relating to bankrupts and, insolvents.

To give receipts	10. To make and give receipts, releases, and other discharges for money payable to the company and for the claims and demands of the company.

To invest moneys
11. Subject to the provisions of section 292,293 (1), 295,370,372 and 373 of the Act, to invest and deal with any moneys of the company not immediately required for the purpose thereof, upon such security (not being shares of this company) or without security and in such manner as they may think fit, and from time to time to vary or release such investment. Save as provided in section 49 of the Act, all investments shall be made and held in the company’s own name.

To give security by way of indemnity
12. To execute in the name and on behalf of the company in favour of the person who may incur any personal liability whether as principal or surety for the benefit of the company such mortgages of the company’s property (present and future) as they think, fit, and any such mortgage may contain such powers provisions, covenants and agreements as shall be agreed upon.

To authrise signing of receipts cheques etc.
13. To determine from time to time who shall be entitled to sign, on the company’s behalf bills, notes, receipts, acceptances, endorsements, cheques, dividend warrants, releases, contracts and documents and to give the necessary authority for such purpose.

To give percentages
14. To distribute by way of bonus amongst the staff of the Company a share or shares in the profits of the company and to give to any officer or other person employed by the company a commission on the profits of any particular business or transaction and to charge such bonus or commission as part of the working expenses of company.

To give gratitudes etc.,	15.
To provide for the welfare of the Directors or Ex-Directors or the Employees or Ex-employees of the company and the wives, widows and families or the dependents of connections of such persons by building or contributing to the building of houses, dwellings or chawls or by grants of money pensions, gratuities, allowances, bonus or other payments or by creating and from time to time subscribing to provident and other associations, institutions funds to trusts and by providing or subscribing or contributing towards places of instruction and recreation hospital and dispensaries, medical and other attendance and other assistance as the Board of Directors shall think fit; and to subscribe or contribute or otherwise to assist or to guarantee money to charitable benevolent, religious, scientific educational or other institutions or objects or for any exhibition, or for any public general or useful object.

To establish reserve funds	16.
Before recommending any dividend, to set aside out of the profits of the company such sums as they may think proper for depreciation fund, or to an insurance fund, or as a reserve fund, or sinking fund or any special fund to meet contingencies or to repay debenture stock, or for special dividends or for equalising dividends or for repairing, improving extending and maintaining any of the property of the company, and for such other purposes (including the purpose referred to in the preceding sub-article) as the Board of Directors may, in their absolute discretion, think conducive to the interest of the company, and to invest the several sums so set aside, or so much thereof as required to be invested, upon such investments (other than shares of the company) as they may think fit, and from time to time deal with and think fit, and from time to time deal with and vary such investment and dispose of and apply and expand all or part thereof for the benefit of the company, in such manner and for such purpose as the Board of Directors in their absolute discretion think conducive to the interest of the Company, notwithstanding that the matters to which the Board of Directors apply or upon which they expand the same, or any part thereof may be matters to or upon which the capital moneys of the company might rightly be applied or expanded and to divide the Reserve Fund into such special funds as the Board of Directors may think fit and to employ the assets constituting all or any of the above funds, including the depreciation fund, in the business of the company or in the purchase or repayment or debentures or debenture stock and that without being bound to keep the same separate from the other assets, and without being bound to pay interest on the same with power however to the Board of Directors at their discretion to pay or allow to the credit of such funds interest at a rate as the Board of Directors may think proper.

To appoint servants	17.
To appoint and, at their discretion, remove or suspend such managers, secretaries, officers, assistants, supervisors, clerks, agents and servants for permanent temporary or special services as they may from time to time think fit, and to determine their power and duties and fix their salaries emoluments or remuneration and to require security in such instances and to such amount as they may think fit. And also without prejudice as aforesaid from time to time or at any time provide for the management and transaction of the affairs of the company in any specified locality in India or elsewhere in such manner as they think fit, and the provisions contained in the three next following clauses, shall be without prejudice to the general powers conferred by this cause.

Local laws	18.	To comply with the requirements of any local law which in their opinion it shall in the interest of the company be necessary or expedient to comply with.

	Local Committee	19.
From time to time and any time to establish any local committee for managing any of the affairs of the company in any specified locality in India or elsewhere and to appoint any persons to be members of such Local Committee or any managers or agents and to fix their remuneration.

	Delegation of powers of Local Committee etc.,	20.
Subject to the provisions of Section 292 of the Act to delegate to any such local committee or any member or members thereof or any managers or agents so appointed any of the powers authorities and discretion’s for the time being vested in the Board of Directors and to authrise the members for the time being of any such Local Committee or any of them to fill up any vacancies therein and act notwithstanding vacancies and any such appointment or delegation under clause 19 of this Article may be made on such terms and subject to such condition as the Board of Directors may think fit and the Board of Directors may at any time remove any person so appointed and may annual or vary any such delegation.

	Powers of attorneys	21.
At any time and from time to time by power of Attorney under the seal of the company, to appoint any persons to be the Attorney or Attorneys of the company, for such purpose and discretions and for such periods and subject to such conditions as the board of directors may from time to time think fit.

	May enter into contracts etc.	22.
Subject to the provisions of section 294, 297 and 300 of the Act to enter into all such negotiations and contracts and Rescind and vary all such contracts, and execute and do all such acts deeds and things in the name and on behalf of the company as they may consider expedient for or in relations to any or the matters aforesaid or otherwise for the purpose of the company.

	Delegation of powers	23.
Generally subject to the provisions of the Act and these Articles to delegate the powers, authorities and dissections vested in the Directors to any person, firm company or fluctuating body or persons as aforesaid.

		24.	From time to time to make, vary and repeal by laws for the regulations of the business of the company its officers and servants.

MANAGING OR WHOLE —TIME DIRECTORS

127	Power to appoint managing or whole time Directors
Subject to the provisions of the Act, the Directors may from time to time appoint one or more of their body to be Managing Director or Managing Director (in which expression shall be included a Joint Managing Director) or whole-time Director or whole time Directors of the company for such term not exceeding five years at a time as they may think fit, and may from time to time remove or dismiss him or them from office and appoint another or others in his or their places.

128	What provisions they shall be subject to
Subject to the provisions of the Act and of these articles, a Managing Director or a whole time Director shall not, while he continues, to hold that office, be subject to retirement by rotation under these Articles but he shall be subject to the same provision as to resignation and removal as the other Directors of the Company and he shall ipso-facto and immediately cease to be a Managing Director or whole time Director if he ceases to holds the office of Director for any cause provided that if at any time the number of Director (including the Managing Director or whole time Director) who are not subject to retirement by rotation shall exceed one third of total number of Directors for the time being, then such Managing Director or whole time Director or the whole time Directors, as the, Directors may from time to time select, shall be liable to retirement by rotation in accordance with these Articles to the extent that the Directors not liable to retirement by rotation shall not exceed one-third of the total number of Directors for the time being.

129	Remuneration of Managing or whole- time Directors
Subject to the provisions of the Act and to the approval of the company in general meeting the remuneration of a Managing Director or whole-time Directors shall from time to time be fixed by the Directors, and may be by way of fixed salary, or commission on profits of the company or by participation in any such profits or by any or all of those modes.

130	Powers and duties of Managing or whole- time directors
Subject to the superintendence, control and direction o the board of Directors, the day to day management of the company may be entrusted to the Director or Directors appointed under Article 127 with power to the board to distribute such day to day functions among such Directors, if more than one, in any manner as directed by the board. The board may from time to time, entrust to and confer upon a Managing director or whole-time director of the time being, save as prohibited in the Act, such of the powers exercisable under these presents by the Directors as they may think fit and may confer such power for such time and to be exercised for such objects and purposes and upon such terms and conditions with such restrictions as they think expedient and they may form time to time revoke, withdraw, alter or vary all or any of such powers.

MANAGEMENT ABROAD

131	Management abroad
The Directors may make such arrangements as may be thought fit for the management of the company’s affairs abroad, and may for this purpose (without prejudice to the generality of their powers) appoint local boards, attorneys and agents and fix their remunerations and delegate to them such powers as may be deemed request or expedient. The company may have for use abroad such official seal as is provided for by section 50 of the Act, such seal shall be affixed by the, authority and in the presence of, and the instruments sealed therewith shall be signed by such persons as the Directors shall from time to time by writing under the seal appoint. The company may also exercise the powers of keeping foreign Registers as provided by the Act.

THE SEAL

132	The seal, its custody and use
The Board shall provide a common seal for the purposes of the company and shall have power from time to time to destroy the same and substitute a new seal in lieu thereof, and the board shall provide for the safe custody of the seal for the time being and the seal shall never be used except by or under the authority of the Board or committee of Directors.

133	Deeds how executed
Every deed or other instrument to which the seal of the company is required to be affixed shall unless the same is executed by a duly constituted attorney of the company, be signed by two Directors or a Director and the secretary if any, or the person authrised by the board for the purpose provided nevertheless, that certificates of debentures may be signed by one Director only or by the secretary of the company or by an attorney of the company duly authrised in this behalf and certificate of shares shall be signed as provided in article 13.

DIVIDENDS

134	Division of profits
The profits of the company subject to special rights if any relating thereto created or authrised to be created by the Memorandum or these articles, and subject to the provisions of these articles, shall be divisible among the members in proportion to the amount of the capital paid upon the shares held by them respectively. Provided always that subject as aforesaid, any capital paid up on a share during the period in respect of which a dividend is declared shall unless the board otherwise determine only entitle the holder of such share to an apportioned amount such dividend as from the date of payment.

135	Dividends in proportion to	The company may pay dividends in proportion to the amount paid up or credited as paid up on some shares than on others, subject to the provisions of sections 91 and 92 of the Act.

136	Company in General Meeting may declare a dividend	1.
The company in general meeting may declare a dividend to be paid to the members according to their rights and interest in the profits and subject to the provisions of the Ac, may fix the time for payment when a dividend has been so declared the warrant in respect thereof shall be posted within forty two days from the date of declaration to the shareholders entitled to the payment of the same.

2.
No large dividend shall be declared than is recommended by the directors, but the company in Annual general meeting may declare a smaller dividend. Subject to the provisions of the Act and in particular section 205 thereof, no dividend shall be payable except out of the profit of the year or any other undistributed profits of the company and the declaration of the directors as to the amount of the net profits of the company shall be conclusive.

		3.	No dividend shall carry interest as against the company.

137	Interim dividend
Subject to the provisions of the Act, the Directors may from time to time pay the members on account of the current year such interim dividends as in their judgment the position of the company justifies.

138	No member to receive dividend whilst indebted to the company and company’s right to reimbursement thereon
No members shall be entitled to receive payment of any interest or dividend in respect of his share or shares, whilst any money may be presently due or owing from him to the company in respect of such share or shares or otherwise however, either alone or jointly with any other person or persons; and the Directors may without prejudice to any other right or remedy of the company deduct from the interest or dividend payable to any member all sums of money so due from him to the company.

139	Unclaimed dividend
Where a dividend has been declared by the company but has not been paid, or the warrant in respect thereof has not been posted within forty two days from the date of the declaration, to any shareholder entitled to the payment of the dividends, the company shall, within seven days from the date of expiry of the said of forty two days, transfer the total amount of dividend which remains unpaid into the special, account to be opened by the company in that behalf in any scheduled bank to be called “Unpaid Dividend Account’, and all the other provisions of Section 205A of the Act in respect of such unpaid dividend or any part thereof shall be applicable, observed, performed and complied with and that there shall be no forfeiture of unclaimed dividends.

140	Transfer of share must be registered	A transfer of shares shall not pass the right to any dividend declared thereon before the registration of transfer.

141	Dividends how remitted
Unless otherwise directed by any member any dividend may be paid by cheque or warrant sent through the post to the registered address of member or person entitled or in case of joint holders to one of them first named in Register of Members in respect of the joint holding or to such person and to such address as the member or joint holder may in writing direct. The company shall not be liable for any cheque or warrant lost transmission or for any dividend lost to the member or person entitled thereof, by the forged endorsement of a cheque or warrant or the fraudulent recovery thereof by any other means.

142	Dividend and call together
Any general meeting declaring a dividend may make a call on the members for such amount as the meeting fixed, but so that the call on each member shall not exceed dividend payable to him and so, that the call be made payable at the same time as the dividend, and that the dividend may, if so arranged between the company and the members be set off against the calls.

143	Special power in relation to satisfaction of dividends
No dividend shall be payable except in cash, provided that nothing in this article shall be deemed to prohibit the capitalisation of profits or reserves of the company for the purpose of issuing fully paid up bonus shares or paying up any amount for the time being unpaid on any shares held by the members of the company.

CAPITALISATION

144	Capitalisation	1.
Any General Meeting may resolve that any amount standing to the credit of the Share Premium Account or the Capital Redemption Reserve Account or any moneys, investments or other assets forming part of the undivided profits (including profits or surplus moneys arising from the realisation) of any capital assets of the company standing to the credit of the general reserve or any other fund of the company or in the hands of the company and available for dividend may be capitalised. Any such amount (excepting the amount standing to the credit of the Share Premium Account and / or the Capital Redemption Reserve Account) may be capitalized.

		a.	by the issue and distribution as fully paid shares or

		b.
by crediting the shares of the company which may have been issued and are not fully paid up, with the whole or any part of the sum, remaining unpaid thereon. Provided that any Share Premium Account and Capital Redemption Reserve Account may be applied in:

			i. Paying up unissued shares of the company to be issued the members of the company as fully paid bonus shares.

			ii. in writing off the preliminary expenses of the company.

			iii. in writing off the expenses of the commission paid or discount allowed on any issue of shares of the company; or

			iv. in providing for the premium payable on the redemption of any redeemable preference shares of the company.

		2.
Such issue and distribution under sub-clause (1) (a) above and such payment to the credit of unpaid share capital under sub-clause (1) (b) above shall be made to, amongst or in favour of the members entitled thereto and in accordance with their respective rights and interests and in proportion to the amount of capital paid up on the shares held by them respectively in respect of which such distribution under such-clause (1) (a) or payment under sub- clause (1) (b) above shall be made on the footing that such members become entitled thereto as capital.

		3.
The Directors shall give effect to any such resolution and apply such portion of the profit, General Reserve Fund or any other fund or account as aforesaid as may be required for the purpose of making payment in full for the shares, of the Company so distributed under sub-article (1) (a) above or (as the case may be) for the purpose of paying, in whole or in part, amount remaining unpaid on the paid up capital under sub-article (1)(a) above provided that no such distribution or payment shall be made unless recommended by the Directors and if so recommended such distribution and payment shall be accepted by such members as aforesaid in full satisfaction of their interest in the capitalised sum.

4.
For the purpose of giving effect to any such resolution the directors may settle any difficulty which may arise in regard to the distribution or payment as foresaid as they think expedient and in particular they may issue fractional certificates and fix the value for distributions of any specific assets and may determine that cash payment be made to any members on the footing of the value so fixed and that fraction of less value than Rs. 1/- may be disregarded in order to adjust the right of all parities and may vest any such, cash, shares in trustee upon such trust for the persons entitled thereto as may seem expedient to the Directors and generally may make such shares, and fractional certificates or otherwise as they may think fit.

5.
Subject to the provisions of the Act and these Articles in case where some of the shares of the Company are fully paid and others are partly paid only, such capitalisation may be effected by distribution of further shares in respect of the fully paid shares, and/or by crediting the partly paid shares with the whole or part of the unpaid liability thereon but so that between the holders of the fully paid shares, and the partly paid shares the sum so applied in payment of such further shares and in the extinguishing or diminishing of the liability on the partly paid shares shall be applied prorata in proportion to the amount then already paid or credited as paid on the existing fully paid and partly paid shares respectively.

Power to sell fractional certificate	6.
If and whenever shares become held by any member in fraction the Directors may subject to the provisions of the Act and these Articles sell these shares which members hold in fractions for the best price reasonably obtainable and shall pay and distribute to and amongst the members entitled to such shares in due proportion to the net proceeds thereof. For the purpose of giving effect to such sale the Directors may authorise any persons to transfer the shares be sold to the purchaser thereof comprised in any such transfer and he shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceeding in reference to the sale.

ACCOUNTS

145.	Books of accounts to be kept	The company shall keep proper books of accounts as required by the Act in particular under Section 209 thereof.

146.	Inspection by members
The Directors shall, from time to time determine whether and to what extent and at what places and under what conditions or regulation the accounts, books and documents of the Company or any of them, shall be open to the inspection of the members, and no member (not being a director) shall have any right of inspecting any accounts, books or documents of the Company except as conferred by the statute or authorised by the Directors or by a resolution of the Company in General Meeting.

147.	Statement of accounts to be furnished to general meeting
The Board of directors shall lay before each Annual General Meeting a duly authenticated Balance Sheet and Profit and Loss Account along with its report made up in accordance with the provisions of Article 150.

148.	Authentication of Balance Sheet and Profit and Loss Account	1.
Save as provided by clause (2) every Balance Sheet and every Profit and Loss Account of the Company shall be signed on behalf of the Board of Directors by its Secretary, if any, and by not less than two Directors of the Company, one of who shall be the Managing Director, if there is or are any.

2.
The Balance Sheet and the Profit and Loss Account shall be approved by the Board of Directors before they are signed on behalf of the Board in Accordance with the provision of this Article and before they are submitted to Auditors for their report thereon.

149.	Profit and Loss Account to be annexed Auditors reports to be attached to the Balance Sheet	The Profit and Loss Account shall be annexed to the Balance Sheet and Auditor’s Report (including the Auditor’s separate, special or supplementary report, if any) shall be attached thereto.

150.	Board’s report to be attached to Balance Sheet	Every Balance sheet laid before the Company in Annual General Meeting shall, have attached to it a Report by the Board of Directors in accordance with the provisions of Section 217 of the Act.

151.	Accounts when audited and approved to be conclusive	Every Balance sheet and Profit and Loss Account of the Company when audited and adopted by an Annual General Meeting shall be conclusive.

AUDIT

152.	Accounts to be audited	Every Balance Sheet and Profit and Loss Account shall be audited by one or more auditors to be appointed as hereinafter mentioned.

153.	Audit	a.	Once at least in very year, the accounts of the Company shall be examined and the correctness of the profit and loss account and balance sheet ascertained by the auditor or auditors of the Company.

	Appointment and remuneration of	b.
The Company at each annual general meeting shall appoint an auditor or auditors to hold office until the conclusion of the next annual general meeting and their appointment remuneration rights and duties shall be regulated by Sections 224 to 227 of the Act.

	Audit of the account of branch of the Company	c.	Where the Company has a branch office the Provision of Section 228 of the Act shall apply.

	Right of auditors to attend general meeting	d.
All notices or there other communications relating to any General Meeting of the Company which any member of the Company is entitled to have sent to him shall also be forwarded to the auditors of the Company and the auditors shall be entitled to attend any General Meeting and to be heard at any general meeting which they attend on any part of the business which concerns them as auditors.

		e.	The Auditor’s report shall be read before the Company in Annual General Meeting and shall be open to inspection by any member of the Company.

DOCUMENTS AND SERVICE OF DOCUMENTS

154.	How documents to be sent to members
A document (which expression of this purpose shall be deemed to include and shall include any summon, notice, requisition, to or in the winding up of the Company) may be served or sent by the Company on or to any member in the manner prescribed by section 53 of the Act.

155.	Persons becoming entitled of shares bounds by documents served to previous person
Every person, who by operation of law, transfer or by other means whatsoever, shall become entitled to any share, shall be bound by every document in respect of such shares which, previously to his name and address being entered on the register shall have been duly served on or sent to the person from whom he derives his title to share.

156.	Notice on Company	All notices to be given on the part of members shall be left at or sent by registered post or under certificate of posting to the registered office of the Company.

157.
Any notice to be given by the company shall be signed by such director or secretary or officer as the board may appoint. the signature or any notice to be given by the company may be written or printed or lithographed or be affixed by any other mechanical means.

AUTHENTICATION OF DOCUMENTS

158.	Authentication of documents and proceedings
save as otherwise expressly provided in the act or these articles, a document or proceeding requiring authentication by the company may be signed by a director, or secretary or an authorised officer of the company and need not be under its seal.

159.	Reconstruction
On any sale of the undertaking of the Company the Directors or Liquidator on a winding up may, if authorised by a special resolution, accept fully paid or partly, paid up shares, debentures or securities of any other Company, whether incorporated in India or not, either then existing or to be formed for the purchase in whole or in part of the property of the Company. The liquidates (in winding up) may distribute such shares or securities, or any other property of the Company amongst the contributories without realisation or vest the same in trustees for them and may if authrised by Special Resolution provide for the distribution or appropriation of the Cash, shares, or other securities benefits or property otherwise than in accordance with the strict legal rights of the contribution of the Company, and for the valuation of any of such securities or property at such price and in such manner as the meeting may approve, and the contributories shall be bound to accept and shall be bound by any valuation or distribution so authrised and waive all rights in relation thereto, save such statutory rights (if any) under the Act. as are incapable of being varied or excluded by these presents.

WINDING UP

160.	Distribution of assets
If the Company shall be wound up, and the assets available for distribution among the members as such shall be insufficient to repay the whole of the paid up capital such assets be distributed so that as nearly as may be the losses shall be by the members in proportion to the capital paid up, or which ought to have been paid up (other than the amount of calls paid in advance), at the commencement of the winding up, on the shares held by them respectively and if in a winding up the assets available for distribution among the members shall be more than sufficient to repay the whole of whole of the capital paid up at the commencement of the winding up, the excess shall be distributed amongst the members in proportion to the capital at the commencement of the winding up, or which ought to have been paid on the shares held by them respectively. But this article is to be without prejudice to the rights of the holders of shares issued upon special terms and conditions:

161.	Distribution in specie and kind	1.
If the Company shall be wound up, the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Act, divide amongst the members, inspecie or kind, the whole or any part of the assets of the Company, whether it shall consist of property, of the same kind or not.

2.
For the purpose aforesaid, the Liquidator may set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the members or different classes or members.

3.
The Liquidator may with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefits of the contributors as the Liquidator, with the like sanction, thinks fit, but so that no member shall be compelled to accept any shares, or other securities whereon there is any liability.

162	Secrecy Clause
The Members shall not be entitled do visit or inspect the Company’s works without the permission of the Board or Manager or Secretary or to require discovery of or any information respecting any detail of the Company’s trading or any matter which is or may be in the nature of a trade secret, mystery of trade or secret process’ which may relate to the conduct of the business of the Company and which in the opinion of the Board, it will be inexpedient in the interest of the Company to communicate to the public.

INDEMNITY AND RESPONSIBILITY

163	Director and other officers right or indemnity	a.
Subject to the provisions of Section 210 of the Act, every Director, Secretary and other officer or employee of the Company shall be indemnified by the Company against and it shall be the duty of directors to pay out of the Company all costs, losses and expenses (including travelling expenses) which any such director, secretary or officer or employee may incur or become liable to be reason of any contract entered into or act or deed done by him as such director, secretary or officer or employee or in any way in the discharge of duties.

b.
Subject to as aforesaid every director, secretary or other officer or employee of the Company shall be indemnified against any liability incurred by them in defending any proceeding whether civil or criminal in which judgment is given in their or his favour or in which he is acquitted or in connection with any application under Section 633 of the Act, in which relief is given to him by the court.

164	Directors and Officers not responsible for act of others
Subject to the provisions of Section 201 of the Act, no Director other officer of the Company shall be liable for the acts, receipts, neglects, or defaults of any Director or officers or for joining in any receipt or other act of conformity, or for any loss or expenses happening to the Company through insufficiency or deficiency of title of any property acquired by order of the Directors for or on behalf of the Company or for insufficiency or deficiency of any security in or upon which any of the moneys of the company shall be invested or for any loss or damage arising form the bankruptcy, insolvency or tortuous acts of any person company body corporate or corporation with whom any money securities or effect shall be entrusted or deposited, or for any other loss or damage or misfortune whatsoever which shall happen in the execution of the duties of his office or in relation thereto unless the same happens through his willful misconduct or neglect or dishonesty.

We the several persons whose names, addresses and description are subscribed hereto are desirous of being formed into a company in pursuance of the Articles of Association and we respectively agree to take the number of shares in the Capital of the Company set opposite to our respective names.

Name, address, description
	Name, Addresses, Descriptions and	Signature of	occupation and signature of
S. No.	occupations of the subscribers	Subscribers	witness.
1.	Dr. KALLAM ANJI REDDY
	S/o. Venkata Reddy	Sd/-
6/3/347/6, Dwarakapuri Colony,
Hyderabad — 500 004.

Occ: Industrialist

2.	KALLAM SAMRAJYAM		G.S.S. SRINIVAS
	W/o. Anji Reddy	Sd/-	Chartered Accountant
	6/3/347/6, Dwarakapuri Colony,		S/o. Sri. G. Balakrishna Rao
	Hyderabad — 500 004.		5-2-422, Hyderbasti, R.P Road,
Secunderabad.
Occ: Housewife
Place: Hyderabad

Date: 4th February 1984.